[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.40

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as the same may from time to time be amended, modified, supplemented or restated, this “Agreement”) dated as of October 19, 2015 (the “Effective Date”) among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”) (each a “Lender” and collectively, the “Lenders”), and CYTOKINETICS, INCORPORATED, a Delaware corporation with offices located at 280 East Grand Avenue, South San Francisco, CA 94080 (“Borrower”), provides the terms on which the Lenders shall lend to Borrower and Borrower shall repay the Lenders. The parties agree as follows:

1.	ACCOUNTING AND OTHER TERMS

1.1 Accounting terms not defined in this Agreement shall be construed in accordance with GAAP. Calculations and determinations must be made in accordance with GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. All references to “Dollars” or “$” are United States Dollars, unless otherwise noted.

2.	LOANS AND TERMS OF PAYMENT

2.1 Promise to Pay. Borrower hereby unconditionally promises to pay each Lender, the outstanding principal amount of all Term Loans advanced to Borrower by such Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2 Term Loans.

(a) Availability. (i) Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make term loans to Borrower on the Effective Date in an aggregate amount of Fifteen Million Dollars ($15,000,000.00) according to each Lender’s Term A Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term A Loan”, and collectively as the “Term A Loans”). After repayment, no Term A Loan may be re-borrowed.

(ii) Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Second Draw Period, to make term loans to Borrower in an aggregate amount up to Fifteen Million Dollars ($15,000,000.00) according to each Lender’s Term B Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term B Loan”, and collectively as the “Term B Loans”). After repayment, no Term B Loan may be re-borrowed.

(iii) Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Third Draw Period, to make term loans to Borrower in an aggregate amount up to Ten Million Dollars ($10,000,000.00) according to each Lender’s Term C Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term C Loan”, and collectively as the “Term C Loans”; each Term A Loan, Term B Loan or Term C Loan is hereinafter referred to singly as a “Term Loan” and the Term A Loans, the Term B Loans and the Term C Loans are hereinafter referred to collectively as the “Term Loans”). After repayment, no Term C Loan may be re-borrowed.

(b) Repayment. Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date thereof. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make equal monthly payments of principal, together with applicable interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to thirty-six (36) months. All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on the Maturity Date. Each Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).

(c) Mandatory Prepayments. If the Term Loans are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Lenders, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (ii) the Final Payment, (iii) the Prepayment Fee, plus (iv) all other Obligations that are due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts. Notwithstanding (but without duplication with) the foregoing, on the Maturity Date, if the Final Payment had not previously been paid in full in connection with the prepayment of the Term Loans in full, Borrower shall pay to Collateral Agent, for payment to each Lender in accordance with its respective Pro Rata Share, the Final Payment in respect of the Term Loan(s).

(d) Permitted Prepayment of Term Loans.

(i) Borrower shall have the option to prepay all, but not less than all, of the Term Loans advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Collateral Agent of its election to prepay the Term Loans at least ten (10) days prior to such prepayment, and (ii) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (B) the Final Payment, (C) the Prepayment Fee, plus (D) all other Obligations that are due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts.

(ii) Notwithstanding anything herein to the contrary, Borrower shall also have the option to prepay part of Term Loans advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Collateral Agent of its election to prepay the Term Loans at least ten (10) days prior to such prepayment, (ii) prepays such part of the Term Loans in a denomination that is a whole number multiple of Four Million Dollars ($4,000,000.00), and (iii) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) the portion of outstanding principal of such Term Loans plus all accrued and unpaid interest thereon through the prepayment date, (B) the applicable Final Payment, and (C) all other Obligations that are then due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts, and (D) the applicable Prepayment Fee with respect to the portion of such Term Loans being prepaid. For the purposes of clarity, any partial prepayment shall be applied pro-rata to all outstanding amounts under each Term Loan, and shall be applied pro-rata within each Term Loan tranche to reduce amortization payments under Section 2.2(b) on a pro-rata basis.

2.3 Payment of Interest on the Credit Extensions.

(a) Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the Term Loans shall accrue interest at a floating per annum rate (which rate shall be floating for the duration of the applicable Term Loan) equal to the Basic Rate, determined by Collateral Agent on the Funding Date of the applicable Term Loan, which interest shall be payable monthly in arrears in accordance with Sections 2.2(b) and 2.3(e). Interest shall accrue on each Term Loan commencing on, and including, the Funding Date of such Term Loan, and shall accrue on the principal amount outstanding under such Term Loan through and including the day on which such Term Loan is paid in full.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall accrue interest at a floating per annum rate equal to the rate that is otherwise applicable thereto plus [*] (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Collateral Agent.

(c) 360-Day Year. Interest shall be computed on the basis of a three hundred sixty (360) day year, and the actual number of days elapsed.

(d) Debit of Accounts. Collateral Agent and each Lender may debit (or ACH) any deposit accounts, maintained by Borrower or any Loan Party, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes the Lenders under the Loan Documents when due. Any such debits (or ACH activity) shall not constitute a set-off.

(e) Payments. Except as otherwise expressly provided herein, all payments by Borrower under the Loan Documents shall be made to the respective Lender to which such payments are owed, at such Lender’s office in immediately available funds on the date specified herein. Unless otherwise provided, interest is payable monthly on the Payment Date of each month. Payments of principal and/or interest received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.

2.4 Secured Promissory Notes. The Term Loans shall be evidenced by a Secured Promissory Note or Notes in the form attached as Exhibit D hereto (each a “Secured Promissory Note”), and shall be repayable as set forth in this Agreement. Borrower irrevocably authorizes each Lender to make or cause to be made, on or about the Funding Date of any Term Loan or at the time of receipt of any payment of principal on such Lender’s Secured Promissory Note, an appropriate notation on such Lender’s Secured Promissory Note Record reflecting the making of such Term Loan or (as the case may be) the receipt of such payment. The outstanding amount of each Term Loan set forth on such Lender’s Secured Promissory Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender’s Secured Promissory Note Record shall not limit or otherwise affect the obligations of Borrower under any Secured Promissory Note or any other Loan Document to make payments of principal of or interest on any Secured Promissory Note when due. Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

2.5 Fees. Borrower shall pay to Collateral Agent:

(a) Facility Fee. [waived];

(b) Final Payment. The Final Payment, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares;

(c) Prepayment Fee. The Prepayment Fee, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares; and

(d) Lenders’ Expenses. All Lenders’ Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.

2.6 Withholding. Payments received by the Lenders from Borrower hereunder will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended withholdings, assessments, fees or other charges imposed by any governmental authority (including any interest, additions to tax or penalties applicable thereto). Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to the Lenders, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder [*] such required withholding or deduction, [*] and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority. Borrower will, upon request, furnish the Lenders with proof reasonably satisfactory to the Lenders indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings [*]. The agreements and obligations of Borrower contained in this Section 2.6 shall survive the termination of this Agreement.

3.	CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Credit Extension. Each Lender’s obligation to make a Term A Loan is subject to the condition precedent that Collateral Agent and each Lender shall consent to or shall have received, in form and substance satisfactory to Collateral Agent and each Lender, such documents, and completion of such other matters, as Collateral Agent and each Lender may reasonably deem necessary or appropriate, including, without limitation:

(a) original Loan Documents, each duly executed by Borrower and each Subsidiary, as applicable, that is a Loan Party;

(b) duly executed original Control Agreements with respect to any Collateral Accounts maintained by Borrower or any of its Subsidiaries that are Loan Parties;

(c) duly executed original Secured Promissory Notes in favor of each Lender according to its Term A Loan Commitment Percentage;

(d) the Operating Documents and good standing certificates of Borrower and its Subsidiaries that are Loan Parties certified by the Secretary of State (or equivalent agency) of Borrower’s and such Subsidiaries’ jurisdiction of organization or formation and each jurisdiction in which Borrower and each Subsidiary is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;

(e) a completed Perfection Certificate for Borrower and each of its Subsidiaries;

(f) the Annual Projections, for the current calendar year;

(g) duly executed original officer’s certificate for Borrower and each Subsidiary that is a party to the Loan Documents, in a form acceptable to Collateral Agent and the Lenders;

(h) certified copies, dated as of date no earlier than thirty (30) days prior to the Effective Date, of financing statement searches, as Collateral Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(i) a landlord’s consent executed in favor of Collateral Agent in respect of all of Borrower’s and each Loan Party’s headquarter locations and each additional location, other than contract manufacturers and clinical sites which hold non-commercial inventory with assets having a book value of less than [*];

(j) a duly executed legal opinion of counsel to Borrower dated as of the Effective Date;

(k) evidence satisfactory to Collateral Agent and the Lenders that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Collateral Agent, for the ratable benefit of the Lenders; and

(l) payment of the fees and Lenders’ Expenses then due as specified in Section 2.5 hereof.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

3.2 Conditions Precedent to all Credit Extensions. The obligation of each Lender to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a) receipt by (i) the Lenders of an executed Disbursement Letter in the form of Exhibit B-1 attached hereto; and (ii) SVB of an executed Loan Payment/Advance Request Form in the form of Exhibit B-2 attached hereto;

(b) the representations and warranties in Section 5 hereof shall be true, accurate and complete in all material respects on the date of the Disbursement Letter (and the Loan Payment/Advance Request Form) and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 hereof are true, accurate and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(c) in such Lender’s sole discretion, there has not been any Material Adverse Change or any material adverse deviation by Borrower from the Annual Projections of Borrower presented to and accepted by Collateral Agent and each Lender;

(d) to the extent not delivered at the Effective Date, duly executed original Secured Promissory Notes and Warrants, in number, form and content acceptable to each Lender, and in favor of each Lender according to its Commitment Percentage, with respect to each Credit Extension made by such Lender after the Effective Date; and

(e) payment of the fees and Lenders’ Expenses then due as specified in Section 2.5 hereof.

3.3 Covenant to Deliver. Borrower agrees to deliver to Collateral Agent and the Lenders each item required to be delivered to Collateral Agent under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Collateral Agent or any Lender of any such item shall not constitute a waiver by Collateral Agent or any Lender of Borrower’s obligation to deliver such item, and any such Credit Extension in the absence of a required item shall be made in each Lender’s sole discretion.

3.4 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan set forth in this Agreement, to obtain a Term Loan, Borrower shall notify the Lenders (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon Eastern time three (3) Business Days prior to the date the Term Loan is to be made. Together with any such electronic, facsimile or telephonic notification, Borrower shall deliver to the Lenders by electronic mail or facsimile a completed Disbursement Letter (and the Loan Payment/Advance Request Form, with respect to SVB) executed by a Responsible Officer or his or her designee. The Lenders may rely on any telephone notice given by a person whom a Lender reasonably believes is a Responsible Officer or designee. On the Funding Date, each Lender shall credit and/or transfer (as applicable) to the Designated Deposit Account, an amount equal to its Term Loan Commitment.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

4.	CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Borrower hereby grants Collateral Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that are permitted by the terms of this Agreement to have priority to Collateral Agent’s Lien. If Borrower shall acquire a commercial tort claim (as defined in the Code), Borrower, shall promptly notify Collateral Agent in a writing signed by Borrower, as the case may be, of the general details thereof (and further details as may be required by Collateral Agent) and grant to Collateral Agent, for the ratable benefit of the Lenders, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent.

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that may have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Collateral Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as the Lenders’ obligation to make Credit Extensions has terminated, Collateral Agent shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower. In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then [*]; and (y) if such Letters of Credit are denominated in a Foreign Currency, then [*], of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.

4.2 Authorization to File Financing Statements. Borrower hereby authorizes Collateral Agent to file financing statements or take any other action required to perfect Collateral Agent’s security interests in the Collateral, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights under the Loan Documents, including a notice that any disposition of the Collateral, except to the extent permitted by the terms of this Agreement, by Borrower, or any other Person, shall be deemed to violate the rights of Collateral Agent under the Code.

4.3 Pledge of Collateral. Borrower hereby pledges, assigns and grants to Collateral Agent, for the ratable benefit of the Lenders, a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the Effective Date, or, to the extent not certificated as of the Effective Date, within ten (10) days of the certification of any Shares, the certificate or certificates for the Shares will be delivered to Collateral Agent, accompanied by an instrument of assignment duly executed in blank by Borrower. To the extent required by the terms and conditions governing the Shares, Borrower shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence and during the continuance of an Event of Default hereunder, Collateral Agent may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Collateral Agent and cause new (as applicable) certificates representing such securities to be issued in the name of Collateral Agent or its transferee. Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Collateral Agent may reasonably request to perfect or continue the perfection of Collateral Agent’s security interest in the Shares. Unless an Event of Default shall have occurred and be continuing, Borrower shall be entitled to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default.

5.	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Collateral Agent and the Lenders as follows:

5.1 Due Organization, Authorization: Power and Authority. Borrower and each of its Subsidiaries is duly existing and in good standing as a Registered Organization in its jurisdictions of organization or formation and Borrower and each of its Subsidiaries is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change. In connection with this Agreement, Borrower and each of its Subsidiaries has delivered to Collateral Agent a completed perfection certificate signed by an officer of Borrower or such Subsidiary (each a “Perfection Certificate” and collectively, the “Perfection Certificates”). Borrower represents and warrants that (a) Borrower and each of its Subsidiaries’ exact legal name is that which is indicated on its respective Perfection Certificate and on the signature page of each Loan Document to which it is a party; (b) Borrower and each of its Subsidiaries is an organization of the type and is organized in the jurisdiction set forth on its respective Perfection Certificate; (c) each Perfection Certificate accurately sets forth each of Borrower’s and its Subsidiaries’ organizational identification number or accurately states that Borrower or such Subsidiary has none; (d) each Perfection Certificate accurately sets forth Borrower’s and each of its Subsidiaries’ place of business, or, if more than one, its chief executive office as well as Borrower’s and each of its Subsidiaries’ mailing address (if different than its chief executive office); (e) Borrower and each of its Subsidiaries (and each of its respective predecessors) have not, in the past five (5) years, changed its jurisdiction of organization, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificates pertaining to Borrower and each of its Subsidiaries, is accurate and complete (it being understood and agreed that Borrower and each of its Subsidiaries may from time to time update certain information in the Perfection Certificates (including the information set forth in clause (d) above) after the Effective Date to the extent permitted by one or more specific provisions in this Agreement); such updated Perfection Certificates subject to the review and approval of Collateral Agent. If Borrower or any of its Subsidiaries is not now a Registered Organization but later becomes one, Borrower shall notify Collateral Agent of such occurrence and provide Collateral Agent with such Person’s organizational identification number within five (5) Business Days of receiving such organizational identification number.

The execution, delivery and performance by Borrower and each of its Subsidiaries of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s or such Subsidiaries’ organizational documents, including its respective Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable thereto, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or such Subsidiary, or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or are being obtained pursuant to Section 6.1(b), or (v) constitute an event of default under any material agreement by which Borrower or any of such Subsidiaries, or their respective properties, is bound. Neither Borrower nor any of its Subsidiaries is in default under any agreement to which it is a party or by which it or any of its assets is bound in which such default could reasonably be expected to have a Material Adverse Change.

5.2 Collateral.

(a) Borrower and each its Subsidiaries have good title to, have rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien under the Loan Documents, free and clear of any and all Liens except Permitted Liens, and neither Borrower nor any of its Subsidiaries have any Deposit Accounts, Securities Accounts, Commodity Accounts or other investment accounts other than the Collateral

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

Accounts or the other investment accounts, if any, described in the Perfection Certificates delivered to Collateral Agent in connection herewith with respect of which Borrower or such Subsidiary has given Collateral Agent notice and taken such actions as are necessary to give Collateral Agent a perfected security interest therein. The Accounts are bona fide, existing obligations of the Account Debtors.

(b) On the Effective Date, and except as disclosed on the Perfection Certificate and except with respect to Collateral at clinical sites and with contract manufacturers which hold non-commercial inventory (i) the Collateral is not in the possession of any third party bailee (such as a warehouse), and (ii) no such third party bailee possesses components of the Collateral in excess of [*]. None of the components of the Collateral shall be maintained at locations other than as disclosed in the Perfection Certificates on the Effective Date, with contract manufacturers or at clinical sites which hold non-commercial inventory, or as permitted pursuant to Section 6.11.

(c) All Inventory is in all material respects of good and marketable quality, free from material defects.

(d) Borrower and each of its Subsidiaries is the sole owner of the Intellectual Property each respectively purports to own, free and clear of all Liens other than Permitted Liens. Except as noted on the Perfection Certificates, neither Borrower nor any of its Subsidiaries is a party to, nor is bound by, any material license or other material agreement with respect to which Borrower or such Subsidiary is the licensee that (i) prohibits or otherwise restricts Borrower or its Subsidiaries from granting a security interest in Borrower’s or such Subsidiaries’ interest in such material license or material agreement or any other property, or (ii) for which a default under or termination of could interfere with Collateral Agent’s or any Lender’s right to sell any Collateral. Borrower shall provide written notice to Collateral Agent and each Lender within ten (10) days of Borrower or any of its Subsidiaries entering into or becoming bound by any license or agreement with respect to which Borrower or any Subsidiary is the licensee (other than over-the-counter software that is commercially available to the public).

5.3 Litigation. Except as disclosed (i) on the Perfection Certificates, or (ii) in accordance with Section 6.9 hereof, there are no actions, suits, investigations, or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than [*].

5.4 No Material Deterioration in Financial Condition; Financial Statements. All consolidated financial statements for Borrower and its Subsidiaries, delivered to Collateral Agent fairly present, in conformity with GAAP, in all material respects the consolidated financial condition of Borrower and its Subsidiaries, and the consolidated results of operations of Borrower and its Subsidiaries. There has not been any material deterioration in the consolidated financial condition of Borrower and its Subsidiaries since the date of the most recent financial statements submitted to any Lender.

5.5 Solvency. Borrower and each of its Subsidiaries is Solvent.

5.6 Regulatory Compliance. Neither Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither Borrower nor any of its Subsidiaries has violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Change. Neither Borrower’s nor any of its Subsidiaries’ properties or assets has been used by Borrower or such Subsidiary or, to Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

None of Borrower, any of its Subsidiaries, or any of Borrower’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. None of Borrower, any of its Subsidiaries, or to the knowledge of Borrower and any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

5.7 Investments. Neither Borrower nor any of its Subsidiaries owns any stock, shares, partnership interests or other equity securities except for Permitted Investments.

5.8 Tax Returns and Payments; Pension Contributions. Borrower and each of its Subsidiaries has timely filed all required tax returns and reports or extensions thereof, and Borrower and each of its Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower and such Subsidiaries, in all jurisdictions in which Borrower or any such Subsidiary is subject to taxes, including the United States, unless such taxes are being contested in accordance with the following sentence. Borrower and each of its Subsidiaries, may defer payment of any contested taxes, provided that Borrower or such Subsidiary, (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Collateral Agent in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.” Neither Borrower nor any of its Subsidiaries is aware of any claims or adjustments proposed for any of Borrower’s or such Subsidiaries’, prior tax years which could result in additional taxes becoming due and payable by Borrower or its Subsidiaries. Borrower and each of its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Borrower nor any of its Subsidiaries have, withdrawn from participation in, and have not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower or its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

5.9 Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements in accordance with the provisions of this Agreement, and not for personal, family, household or agricultural purposes.

5.10 Shares. Borrower has full power and authority to create a first lien on the Shares and no disability or contractual obligation exists that would prohibit Borrower from pledging the Shares pursuant to this Agreement. To Borrower’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. To Borrower’s knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Borrower knows of no reasonable grounds for the institution of any such proceedings.

5.11 Full Disclosure. No written representation, warranty or other statement of Borrower or any of its Subsidiaries in any certificate or written statement given to Collateral Agent or any Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Collateral Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

5.12 Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

6.	AFFIRMATIVE COVENANTS

Borrower shall, and shall cause each of its Subsidiaries to, do all of the following:

6.1 Government Compliance.

(a) Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of organization and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Change. Comply with all laws, ordinances and regulations to which Borrower or any of its Subsidiaries is subject, the noncompliance with which could reasonably be expected to have a Material Adverse Change.

(b) Obtain and keep in full force and effect, all of the material Governmental Approvals necessary for the performance by Borrower and its Subsidiaries of their respective businesses and obligations under the Loan Documents and the grant of a security interest to Collateral Agent for the ratable benefit of the Lenders, in all of the Collateral. Borrower shall promptly provide copies to Collateral Agent of any material Governmental Approvals obtained by Borrower or any of its Subsidiaries.

6.2 Financial Statements, Reports, Certificates.

(a) Deliver to each Lender:

(i) as soon as available, but no later than forty-five (45) days after the last day of each fiscal quarter, a company prepared consolidated balance sheet, income statement and cash flow statement covering the consolidated operations of Borrower and its Subsidiaries for such quarter certified by a Responsible Officer and in a form reasonably acceptable to Collateral Agent;

(ii) as soon as available, but no later than ninety-five (95) days after the last day of Borrower’s fiscal year or within five (5) days of filing with the SEC, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from PriceWaterhouseCoopers or another independent certified public accounting firm reasonably acceptable to Collateral Agent in its reasonable discretion;

(iii) as soon as available after approval thereof by Borrower’s Board of Directors, but no later than sixty (60) days after the last day of each of Borrower’s fiscal years, Borrower’s annual financial projections for the entire current fiscal year as approved by Borrower’s Board of Directors, which such annual financial projections shall be set forth in a quarter by quarter format (such annual financial projections as originally delivered to Collateral Agent and the Lenders are referred to herein as the “Annual Projections”; provided that, any revisions of the Annual Projections approved by Borrower’s Board of Directors shall be delivered to Collateral Agent and the Lenders no later than seven (7) days after such approval);

(iv) within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or holders of Subordinated Debt;

(v) within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(vi) prompt notice of any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries, together with any copies reflecting such amendments or changes with respect thereto;

(vii) prompt notice of any event that could reasonably be expected to materially and adversely affect the value of the Intellectual Property;

(viii) as soon as available, but no later than thirty (30) days after the last day of each month, (i) copies of the month-end account statements for each Collateral Account maintained by Borrower or its Subsidiaries, which statements may be provided to Collateral Agent and each Lender by Borrower or directly from the applicable institution(s); and (ii) a monthly cash certificate, in the form attached hereto as Annex I; and

(ix) other information as reasonably requested by Collateral Agent or any Lender.

Notwithstanding the foregoing, documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the internet at Borrower’s website address.

(b) Concurrently with the delivery of the financial statements specified in Section 6.2(a)(i) above but no later than forty-five (45) days after the last day of each quarter, deliver to each Lender, a duly completed Compliance Certificate signed by a Responsible Officer.

(c) Keep proper books of record and account in accordance with GAAP in all material respects, in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. Borrower shall, and shall cause each of its Subsidiaries to, allow, at the sole cost of Borrower, Collateral Agent or any Lender, during regular business hours upon reasonable prior written notice (provided that no notice shall be required when an Event of Default has occurred and is continuing), to visit and inspect any of its properties, to examine and make abstracts or copies from any of its books and records, and to conduct a collateral audit and analysis of its operations and the Collateral. Such audits shall be conducted no more often than twice every year unless (and more frequently if) an Event of Default has occurred and is continuing.

6.3 Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower, or any of its Subsidiaries, and their respective Account Debtors shall follow Borrower’s, or such Subsidiary’s, customary practices as they exist at the Effective Date. Borrower must promptly notify Collateral Agent and the Lenders of all returns, recoveries, disputes and claims that involve more than [*] individually or in the aggregate in any calendar year.

6.4 Taxes; Pensions. Timely file and require each of its Subsidiaries to timely file, all required tax returns and reports or extensions thereof and timely pay, and require each of its Subsidiaries to timely file, all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower or its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.8 hereof, and shall deliver to Lenders, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with the terms of such plans.

6.5 Insurance. Keep Borrower’s and its Subsidiaries’ business and the Collateral insured for risks and in amounts standard for companies in Borrower’s and its Subsidiaries’ industry and location and as Collateral Agent may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Collateral Agent and Lenders. All property policies shall have a lender’s loss payable endorsement showing Collateral Agent as lender loss payee and waive subrogation against Collateral Agent, and all liability policies shall show, or have endorsements showing, Collateral Agent, as additional insured. The Collateral Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will give the Collateral Agent thirty (30) days prior written notice before any such policy or policies shall be materially altered or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended canceled. At Collateral Agent’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Collateral Agent’s option, be payable to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to [*] with respect to any loss, but not exceeding [*], in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Collateral Agent has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Collateral Agent, be payable to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations. If Borrower or any of its Subsidiaries fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons, Collateral Agent and/or any Lender may make, at Borrower’s expense, all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Collateral Agent or such Lender deems prudent.

6.6 Operating Accounts.

(a) Maintain (i) all of Borrower’s and each Loan Party’s primary operating Deposit Accounts, Letters of Credit and foreign exchange with Bank or its Affiliates in accounts which are subject to a Control Agreement in favor of Collateral Agent; and (ii) at least [*] of Borrower’s and its Affiliates’ investment balances with Bank or its Affiliates in accounts which are subject to a Control Agreement in favor of Collateral Agent. Notwithstanding the foregoing, no Foreign Subsidiary which is a Loan Party shall be required to deliver to Collateral Agent a Control Agreement to the extent perfection via a Control Agreement is not recognized under local laws, as reasonably determined by Collateral Agent. Notwithstanding anything herein to the contrary, Borrower shall have ninety (90) days from the Closing date to transfer [*] of its investment balances to Bank or its Affiliates, during which interim period, such amount in accounts outside of Bank or its Affiliates shall be subject to a Control Agreement in favor of Collateral Agent. Furthermore, notwithstanding anything herein to the contrary, Borrower shall only be required to maintain [*] of its investment balances at Bank or its Affiliates so long as SVB Asset Management (“SAM”), upon Borrower’s prior written request, provides Borrower an annual Statement on Standards for Attestation Engagements (“SSAE16”) Report providing a detailed description of SAM’s internal controls. If SAM does not receive an unqualified opinion from an auditor with respect to any SSAE16 audit that SAM obtains in the ordinary course of business, after SAM has been provided a reasonable opportunity to cure any deficiency noted in any qualified opinion, Borrower will have the right, after consultation with Bank, to withdraw its investment and/or operating account funds and transfer such funds to another institution that has received an unqualified opinion from an auditor with respect to a SSAE16 audit, provided that (a) Borrower provides Collateral Agent and Lenders a copy of such SSAE 16 reports of any such other institutions, and (b) any such other institution executes and delivers a Control Agreement in favor of, and in form and content reasonably acceptable to, Collateral Agent, with respect to each such account.

(b) Borrower shall provide Collateral Agent five (5) days’ prior written notice before Borrower or any Loan Party establishes any Collateral Account at or with any Person other than Bank or its Affiliates or as otherwise disclosed in the Perfection Certificates. In addition, for each Collateral Account that Borrower or any Loan Party, at any time maintains, Borrower or such Loan Party shall cause the applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Agent’s Lien in such Collateral Account in accordance with the terms hereunder, and to the extent such perfection via a Control Agreement is recognized under local laws, prior to the establishment of such Collateral Account, which Control Agreement may not be terminated without prior written consent of Collateral Agent. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s, or any of its Subsidiaries’, employees and identified to Collateral Agent by Borrower as such in the Perfection Certificates.

(c) Neither Borrower nor any of its Subsidiaries shall maintain any Collateral Accounts except Collateral Accounts maintained in accordance with Sections 6.6(a) and (b).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

6.7 Protection of Intellectual Property Rights. Borrower and each of its Subsidiaries shall: (a) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property that is material to Borrower’s business; (b) promptly advise Collateral Agent in writing of material infringement by a third party of its Intellectual Property; and (c) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Collateral Agent’s prior written consent.

6.8 Litigation Cooperation. Commencing on the Effective Date and continuing through the termination of this Agreement, make available to Collateral Agent and the Lenders, without expense to Collateral Agent or the Lenders, Borrower and each of Borrower’s officers, employees and agents and Borrower’s Books, to the extent that Collateral Agent or any Lender may reasonably deem them necessary to prosecute or defend any third-party suit or proceeding instituted by or against Collateral Agent or any Lender with respect to any Collateral or relating to Borrower.

6.9 Notices of Litigation and Default. Borrower will give prompt written notice to Collateral Agent and the Lenders of any litigation or governmental proceedings pending or threatened (in writing) against Borrower or any of its Subsidiaries, which could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of [*] or more or which could reasonably be expected to have a Material Adverse Change. Without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within three (3) Business Days) upon Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, Borrower shall give written notice to Collateral Agent and the Lenders of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

6.10 [Intentionally Omitted.]

6.11 Landlord Waivers; Bailee Waivers. In the event that Borrower or any of its Subsidiaries that are Loan Parties, after the Effective Date, intends to add any new offices or business locations, including warehouses, or otherwise store any portion of the Collateral having an aggregate book value in excess of [*] (other than with contract manufacturers or at clinical sites which hold non-commercial inventory), or deliver any portion of the Collateral to, a bailee, in each case pursuant to Section 7.2, then Borrower or such Subsidiary will first receive the written consent of Collateral Agent and, in the event that the new location is the chief executive office of the Borrower or such Subsidiary that is a Loan Party or the Collateral at any such new location is valued in excess of [*] in the aggregate, such bailee or landlord, as applicable, must execute and deliver a bailee waiver or landlord waiver, as applicable, in form and substance reasonably satisfactory to Collateral Agent prior to the addition of any new offices or business locations, or any such storage with or delivery to any such bailee, as the case may be.

6.12 Creation/Acquisition of Subsidiaries. In the event Borrower, or any of its Subsidiaries creates or acquires any Subsidiary, Borrower shall provide prior written notice to Collateral Agent and each Lender of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Collateral Agent or any Lender to cause each such Subsidiary to become a co-Borrower hereunder or to guarantee the Obligations of Borrower under the Loan Documents and, in each case, grant a continuing pledge and security interest in and to the assets of such Subsidiary (substantially as described on Exhibit A hereto); and Borrower (or its Subsidiary, as applicable) shall grant and pledge to Collateral Agent, for the ratable benefit of the Lenders, a perfected security interest in the Shares; provided, however, that solely in the circumstance in which Borrower or any Subsidiary creates or acquires a Foreign Subsidiary in an acquisition permitted by Section 7.7 hereof or otherwise approved by the Required Lenders, (i) such Foreign Subsidiary shall not be required to guarantee the Obligations of Borrower under the Loan Documents and grant a continuing pledge and security interest in and to the assets of such Foreign Subsidiary, and (ii) Borrower shall not be required to grant and pledge to Collateral Agent, for the ratable benefit of Lenders, a perfected security interest in more than sixty five percent (65%) of the Shares of such Foreign Subsidiary, if Borrower demonstrates to the reasonable satisfaction of Collateral Agent that such Foreign Subsidiary providing such guarantee or pledge and security interest or Borrower providing a perfected security interest in more than sixty five percent (65%) of the Shares would create a present and existing adverse tax consequence to Borrower under the U.S. Internal Revenue Code.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

6.13 Further Assurances.

(a) Execute any further instruments and take further action as Collateral Agent or any Lender reasonably requests to perfect or continue Collateral Agent’s Lien in the Collateral or to effect the purposes of this Agreement.

(b) Deliver to Collateral Agent and Lenders, within five (5) days after the same are sent or received, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals material to Borrower’s business or otherwise could reasonably be expected to have a Material Adverse Change.

7.	NEGATIVE COVENANTS

Borrower shall not, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent of the Required Lenders:

7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn out, obsolete or surplus Equipment; (c) in connection with Permitted Liens, Permitted Investments and Permitted Licenses; (d) from any Subsidiary of Borrower to Borrower or between Loan Parties; (e) consisting of payments of taxes; (f) of cash and Cash Equivalents (i) in connection with transactions not prohibited hereunder, in the ordinary course of business and (ii) in connection with transactions that (A) are approved by Borrower’s board of directors (to the extent Board approval is required by Borrower’s policies or other organizational documents), (B) are customary for the Borrower’s industry and (C) not otherwise prohibited hereunder; and (g) other Transfers of property having a book value not exceeding [*] in the aggregate during any fiscal year.

7.2 Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses engaged in by Borrower as of the Effective Date or reasonably related or incidental thereto; (b) liquidate or dissolve; or (c) (i) any Key Person shall cease to be actively engaged in the management of Borrower unless written notice thereof is provided to Collateral Agent within five (5) Business Days of such change, or (ii) enter into any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than forty nine percent (49%) of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering, a private placement of public equity or to venture capital investors so long as Borrower identifies to Collateral Agent the venture capital investors prior to the closing of the transaction) (such transaction or series of transactions, a “Change in Control”). Borrower shall not, without at least thirty (30) days’ prior written notice to Collateral Agent: (A) add any new offices or business locations, including warehouses (unless such new offices or business locations (i) contain less than [*], (ii) contain non-commercial inventory with contract manufacturers or at clinical sites or (iii) are not Borrower’s or its Subsidiaries’ chief executive office); (B) change its jurisdiction of organization, (C) change its organizational structure or type, (D) change its legal name, or (E) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, shares or property of another Person, except where (a) (i) total cash consideration, for all such transactions, does not in the aggregate exceed [*] in any fiscal year of Borrower; and (ii) total consideration, for all such transactions, does not in the aggregate exceed [*] in any fiscal year of Borrower; (b) such transactions are accretive to Borrower; (c) such transactions do not result in a Change in Control; (d) no Event of Default has occurred and is continuing or would exist after giving effect to the transactions; (e) Borrower is the surviving legal entity; and (f) immediately after giving effect to such transactions, Borrower has sufficient cash on hand to satisfy Borrower’s projected expenses, including but not limited to debt service, for at least the succeeding twelve (12) months. A Subsidiary may merge or consolidate into another Subsidiary (provided such surviving Subsidiary is a “co Borrower” hereunder or has provided a secured Guaranty of Borrower’s Obligations hereunder) or with (or into)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

Borrower provided Borrower is the surviving legal entity, and as long as no Event of Default is occurring prior thereto or arises as a result therefrom. Without limiting the foregoing, Borrower shall not, without Collateral Agent’s prior written consent, enter into any binding contractual arrangement with any Person to attempt to facilitate a merger or acquisition of Borrower, unless (i) no Event of Default exists when such agreement is entered into by Borrower, (ii) such agreement does not give such Person the right to claim any break-up or similar fees, payments or damages from Borrower or any of its Subsidiaries in excess of [*] in the aggregate as a result of any failure to proceed with or close such merger or acquisition, except to the extent any such break-up or similar fees, payments or damages are to be funded solely from cash proceeds received by Borrower from a third party and (iii) Borrower notifies Collateral Agent in advance of entering into such an agreement.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Liens that are permitted by the terms of this Agreement to have priority over Collateral Agent’s Lien), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent, for the ratable benefit of the Lenders) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower, or any of its Subsidiaries, from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or such Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6 hereof.

7.7 Distributions; Investments. (a) Pay any dividends (other than dividends payable solely in capital stock) or make any distribution or payment in respect of or redeem, retire or purchase any capital stock except that Borrower or any Subsidiary may (i) repurchase the stock of current or former employees, directors or consultants pursuant to stock repurchase agreements or stock purchase plans so long as such repurchases do not exceed [*] in the aggregate per fiscal year, (ii) repurchase the stock of current or former employees, directors or consultants pursuant to stock repurchase agreements by the cancellation of indebtedness owed by such former employees regardless of whether an Event of Default exists, (iii) convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (iv) purchase for value of any rights distributed in connection with any stockholder rights plan, (v) purchases of capital stock or options to acquire such capital stock with the proceeds received from a substantially concurrent issuance of capital stock or convertible securities; (vi) purchases of capital stock pledged as collateral for loans to employees; (vii) purchases of capital stock in connection with (i) the exercise of stock options or stock appreciation rights or (ii) the satisfaction of withholding tax obligations; in each case, by way of cashless (or, “net”) exercise; and (viii) cash payments in lieu of the issuance of fractional shares upon conversion of convertible securities; or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower or any of its Subsidiaries, except for (a) transactions that are in the ordinary course of Borrower’s or such Subsidiary’s business, upon fair and reasonable terms that are no less favorable to Borrower or such Subsidiary than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) Subordinated Debt, (c) equity investments by Borrower’s investors in Borrower or its Subsidiaries, (d) transactions among Borrower and its Subsidiaries and among Borrower’s Subsidiaries, in each case, provided that such transactions are Permitted Investments; (e) reasonable and customary fees paid to members of Borrower’s or a Subsidiary’s Board of Directors in the ordinary course of business; and (f) employment arrangements in the ordinary course of business.

7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to the Lenders.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA in excess of [*], permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Change, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

7.11 Compliance with Anti-Terrorism Laws. Collateral Agent hereby notifies Borrower and each of its Subsidiaries that pursuant to the requirements of Anti-Terrorism Laws, and Collateral Agent’s policies and practices, Collateral Agent is required to obtain, verify and record certain information and documentation that identifies Borrower and each of its Subsidiaries and their principals, which information includes the name and address of Borrower and each of its Subsidiaries and their principals and such other information that will allow Collateral Agent to identify such party in accordance with Anti-Terrorism Laws. Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Borrower and each of its Subsidiaries shall immediately notify Collateral Agent if Borrower or such Subsidiary has knowledge that Borrower, or any Subsidiary or Affiliate of Borrower, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries, permit any Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

7.12 Assets in Cyto Bermuda. Transfer to, license or permit Cyto Bermuda to hold or maintain, at any time, assets of an aggregate value in excess of [*].

8.	EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 9.1(a) hereof). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2 Covenant Default.

(a) Borrower or any Loan Party fails or neglects to perform any obligation in Sections 6.2 (Financial Statements, Reports, Certificates), 6.4 (Taxes), 6.5 (Insurance), 6.6 (Operating Accounts), 6.9 (Notice of Litigation and Default), 6.11 (Landlord Waivers; Bailee Waivers), 6.12 (Creation/Acquisition of Subsidiaries) or 6.13 (Further Assurances) or Borrower violates any covenant in Section 7; or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(b) Borrower or any Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within [*] after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the [*] period or cannot after diligent attempts by Borrower be cured within such [*] period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed [*] days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this Section shall not apply, among other things, to financial covenants or any other covenants set forth in subsection (a) above;

8.3 Material Adverse Change. A Material Adverse Change occurs;

8.4 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or any of its Subsidiaries or of any entity under control of Borrower or its Subsidiaries on deposit with any Lender or any Lender’s Affiliate or any bank or other institution at which Borrower or any of its Subsidiaries maintains a Collateral Account, or (ii) a notice of lien, levy, or assessment is filed against Borrower or any of its Subsidiaries or their respective assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any [*] cure period; and

(b) (i) any material portion of Borrower’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower or any of its Subsidiaries from conducting any part of its business;

8.5 Insolvency. (a) Borrower or any of its Subsidiaries is or becomes Insolvent; (b) Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower or any of its Subsidiaries and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while Borrower or any Subsidiary is Insolvent and/or until any Insolvency Proceeding is dismissed);

8.6 Other Agreements. There is a default in any agreement to which Borrower or any of its Subsidiaries is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of [*] or that could reasonably be expected to have a Material Adverse Change; provided, however, that the Event of Default under this Section 8.6 caused by the occurrence of a breach or default under such other agreement shall be cured or waived for purposes of this Agreement upon Collateral Agent receiving written notice from the party asserting such breach or default of such cure or waiver of the breach or default under such other agreement, if at the time of such cure or waiver under such other agreement (x) Collateral Agent or any Lender has not declared an Event of Default under this Agreement and/or exercised any rights with respect thereto; (y) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any Loan Document; and (z) in connection with any such cure or waiver under such other agreement, the terms of any agreement with such third party are not modified or amended in any manner which could in the good faith business judgment of Collateral Agent be materially less advantageous to Borrower;

8.7 Judgments. One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least [*] (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower or any of its Subsidiaries and shall remain unsatisfied, unvacated, or unstayed for a period of ten (10) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction, vacation, or stay of such judgment, order or decree);

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

8.8 Misrepresentations. Borrower or any of its Subsidiaries or any Person acting for Borrower or any of its Subsidiaries makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Collateral Agent and/or Lenders or to induce Collateral Agent and/or the Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9 Subordinated Debt. A default or breach occurs under any agreement between Borrower or any of its Subsidiaries and any creditor of Borrower or any of its Subsidiaries that signed a subordination, intercreditor, or other similar agreement with Collateral Agent or the Lenders, or any creditor that has signed such an agreement with Collateral Agent or the Lenders breaches any terms of such agreement;

8.10 Governmental Approvals. Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner, or not renewed in the ordinary course for a full term and such revocation, rescission, suspension, modification or non-renewal has resulted in or could reasonably be expected to result in a Material Adverse Change; or

8.11 Lien Priority. Any Lien created hereunder or by any other Loan Document shall at any time fail to constitute a valid and perfected Lien on any of the Collateral purported to be secured thereby, subject to no prior or equal Lien, other than Permitted Liens which are permitted to have priority in accordance with the terms of this Agreement.

8.12 Delisting. The shares of common stock of Borrower are delisted from NASDAQ Capital Market because of failure to comply with continued listing standards thereof or due to a voluntary delisting which results in such shares not being listed on any other nationally recognized stock exchange in the United States having listing standards at least as restrictive as the NASDAQ Capital Market.

9.	RIGHTS AND REMEDIES

9.1 Rights and Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may, and at the written direction of Required Lenders shall, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, (ii) by notice to Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations shall be immediately due and payable without any action by Collateral Agent or the Lenders) or (iii) by notice to Borrower suspend or terminate the obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders (but if an Event of Default described in Section 8.5 occurs all obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders shall be immediately terminated without any action by Collateral Agent or the Lenders).

(b) Without limiting the rights of Collateral Agent and the Lenders set forth in Section 9.1(a) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right, without notice or demand, to do any or all of the following:

(i) foreclose upon and/or sell or otherwise liquidate, the Collateral;

(ii) apply to the Obligations any (a) balances and deposits of Borrower that Collateral Agent or any Lender holds or controls, or (b) any amount held or controlled by Collateral Agent or any Lender owing to or for the credit or the account of Borrower; and/or

(iii) commence and prosecute an Insolvency Proceeding or consent to Borrower commencing any Insolvency Proceeding.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(c) Without limiting the rights of Collateral Agent and the Lenders set forth in Sections 9.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right, without notice or demand, to do any or all of the following:

(i) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Collateral Agent considers advisable, notify any Person owing Borrower money of Collateral Agent’s security interest in such funds, and verify the amount of such account;

(ii) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Collateral Agent requests and make it available in a location as Collateral Agent reasonably designates. Collateral Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Collateral Agent a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Agent’s rights or remedies;

(iii) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, the Collateral. Collateral Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s and each of its Subsidiaries’ labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Agent’s exercise of its rights under this Section 9.1, Borrower’s and each of its Subsidiaries’ rights under all licenses and all franchise agreements inure to Collateral Agent, for the benefit of the Lenders;

(iv) place a “hold” on any account maintained with Collateral Agent or the Lenders and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(v) demand and receive possession of Borrower’s Books;

(vi) appoint a receiver to seize, manage and realize any of the Collateral, and such receiver shall have any right and authority as any competent court will grant or authorize in accordance with any applicable law, including any power or authority to manage the business of Borrower or any of its Subsidiaries;

(vii) subject to clauses 9.1(a) and (b), exercise all rights and remedies available to Collateral Agent and each Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof);

(viii) for any Letters of Credit, demand that Borrower (i) deposit cash with Bank in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then [*]; and (y) if such Letters of Credit are denominated in a Foreign Currency, then [*], of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit; and

(ix) terminate any FX Contracts.

Notwithstanding any provision of this Section 9.1 to the contrary, upon the occurrence of any Event of Default, Collateral Agent shall have the right to exercise any and all remedies referenced in this Section 9.1 without the written consent of Required Lenders following the occurrence of an Exigent Circumstance. As used in the immediately preceding sentence, “Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Collateral Agent, imminently threatens the ability of Collateral Agent to realize upon all or any material

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Borrower or any of its Subsidiaries after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Collateral Agent, could reasonably be expected to result in a material diminution in value of the Collateral.

9.2 Power of Attorney. Borrower hereby irrevocably appoints Collateral Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s or any of its Subsidiaries’ name on any checks or other forms of payment or security; (b) sign Borrower’s or any of its Subsidiaries’ name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Collateral Agent or a third party as the Code or any applicable law permits. Borrower hereby appoints Collateral Agent as its lawful attorney-in-fact to sign Borrower’s or any of its Subsidiaries’ name on any documents necessary to perfect or continue the perfection of Collateral Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Collateral Agent and the Lenders are under no further obligation to make Credit Extensions hereunder. Collateral Agent’s foregoing appointment as Borrower’s or any of its Subsidiaries’ attorney in fact, and all of Collateral Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Collateral Agent’s and the Lenders’ obligation to provide Credit Extensions terminates.

9.3 Protective Payments. If Borrower or any of its Subsidiaries fail to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower or any of its Subsidiaries is obligated to pay under this Agreement or any other Loan Document, Collateral Agent may obtain such insurance or make such payment, and all amounts so paid by Collateral Agent are Lenders’ Expenses and immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Collateral Agent will make reasonable efforts to provide Borrower with notice of Collateral Agent obtaining such insurance or making such payment at the time it is obtained or paid or within a reasonable time thereafter. No such payments by Collateral Agent are deemed an agreement to make similar payments in the future or Collateral Agent’s waiver of any Event of Default.

9.4 Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Collateral Agent from or on behalf of Borrower or any of its Subsidiaries of all or any part of the Obligations, and, as between Borrower on the one hand and Collateral Agent and Lenders on the other, Collateral Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Collateral Agent may deem advisable notwithstanding any previous application by Collateral Agent, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Lenders’ Expenses; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other indebtedness or obligations of Borrower owing to Collateral Agent or any Lender under the Loan Documents. Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category. Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise. Collateral Agent, or if applicable, each Lender, shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s portion of any Term Loan and the ratable distribution of interest, fees and reimbursements paid or made by Borrower.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

Notwithstanding the foregoing, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is later determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to Collateral Agent or other Lenders such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Collateral Agent. If any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its ratable share, then the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for and shall be promptly paid over to the other Lender for application to the payments of amounts due on the other Lenders’ claims. To the extent any payment for the account of Borrower is required to be returned as a voidable transfer or otherwise, the Lenders shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis. If any Lender shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for Collateral Agent and other Lenders for purposes of perfecting Collateral Agent’s security interest therein.

9.5 Liability for Collateral. So long as Collateral Agent and the Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Collateral Agent and the Lenders, Collateral Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6 No Waiver; Remedies Cumulative. Failure by Collateral Agent or any Lender, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Collateral Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Collateral Agent and the Required Lenders and then is only effective for the specific instance and purpose for which it is given. The rights and remedies of Collateral Agent and the Lenders under this Agreement and the other Loan Documents are cumulative. Collateral Agent and the Lenders have all rights and remedies provided under the Code, any applicable law, by law, or in equity. The exercise by Collateral Agent or any Lender of one right or remedy is not an election, and Collateral Agent’s or any Lender’s waiver of any Event of Default is not a continuing waiver. Collateral Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7 Demand Waiver. Borrower waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Collateral Agent or any Lender on which Borrower or any Subsidiary is liable.

10.	NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Any of Collateral Agent, Lender or Borrower may change its mailing address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	CYTOKINETICS, INCORPORATED 280 East Grand Avenue South San Francisco, CA 94080 Attn: Chief Financial Officer Fax: (650) 624-3200 Email: sbarbari@cytokinetics.com

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

with a copy (which shall not constitute notice) to:	Cooley LLP 101 California Street, 5th Floor San Francisco, CA Attn: Tammy Weng Fax: (415) 693-2222 Email: tweng@cooley.com

If to Collateral Agent:	OXFORD FINANCE LLC 133 North Fairfax Street Alexandria, Virginia 22314 Attention: Legal Department Fax: (703) 519-5225 Email: LegalDepartment@oxfordfinance.com

with a copy to	SILICON VALLEY BANK 555 Mission Street, Suite 900 San Francisco, CA 94105 Attn: Jackie Spencer Fax: (415) 615-0076 Email: jspencer@svb.com

with a copy (which shall not constitute notice) to:	DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, California 92121-2133 Attn: Troy Zander Fax: (858) 638-5086 Email: troy.zander@dlapiper.com

11.	CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER, AND JUDICIAL REFERENCE

California law governs the loan documents without regard to principles of conflicts of law. Borrower, collateral agent and each lender each submit to the exclusive jurisdiction of the state and federal courts in Santa Clara County, California; provided, however, that nothing in this agreement shall be deemed to operate to preclude collateral agent or any lender from bringing suit or taking other legal action in any other jurisdiction to realize on the collateral or any other security for the obligations, or to enforce a judgment or other court order in favor of collateral agent or any lender. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to borrower at the address set forth in, or subsequently provided by borrower in accordance with, section 10 of this agreement and that service so made shall be deemed completed upon the earlier to occur of borrower’s actual receipt thereof or three (3) days after deposit in the u.s. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, COLLATERAL AGENT AND EACH LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

12.	GENERAL PROVISIONS

12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not transfer, pledge or assign this Agreement or any rights or obligations under it without Collateral Agent’s and each Lender’s prior written consent (which may be granted or withheld in Collateral Agent’s and each Lender’s discretion, subject to Section 12.6). The Lenders have the right, without the consent of or notice to Borrower, to sell, transfer, assign, pledge, negotiate, or grant participation in (any such sale, transfer, assignment, negotiation, or grant of a participation, a “Lender Transfer”) all or any part of, or any interest in, the Lenders’ obligations, rights, and benefits under this Agreement and the other Loan Documents; provided, however, that any such Lender Transfer (other than a transfer, pledge, sale or assignment to an Eligible Assignee) of its obligations, rights, and benefits under this Agreement and the other Loan Documents shall require the prior written consent of the Required Lenders (such approved assignee, an “Approved Lender”). Borrower and Collateral Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Collateral Agent shall have received and accepted an effective assignment agreement in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee or Approved Lender as Collateral Agent reasonably shall require. Notwithstanding anything to the contrary contained herein, so long as no Event of Default has occurred and is continuing, no Lender Transfer (other than a Lender Transfer (i) in respect of the Warrants or (ii) in connection with (x) assignments by a Lender due to a forced divestiture at the request of any regulatory agency; or (y) upon the occurrence of a default, event of default or similar occurrence with respect to a Lender’s own financing or securitization transactions) shall be permitted, without Borrower’s consent, to any Person which is an Affiliate or Subsidiary of Borrower, a direct competitor of Borrower or a vulture hedge fund, each as determined by Collateral Agent.

12.2 Indemnification. Borrower agrees to indemnify, defend and hold Collateral Agent and the Lenders and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Collateral Agent or the Lenders (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents; and (b) all losses or Lenders’ Expenses incurred, or paid by Indemnified Person in connection with; related to; following; or arising

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended from, out of or under, the transactions contemplated by the Loan Documents between Collateral Agent, and/or the Lenders and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct. Borrower hereby further indemnifies, defends and holds each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnified Person) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of Borrower, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Collateral Agent or Lenders) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds except for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements directly caused by such Indemnified Person’s gross negligence or willful misconduct.

12.3 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.4 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 Correction of Loan Documents. Collateral Agent and the Lenders may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties, so long as Collateral Agent provides Borrower with written notice of such correction and allows Borrower at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by both Collateral Agent, the Lenders and Borrower.

12.6 Amendments in Writing; Integration. (a) No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, or any consent to any departure by Borrower or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, Collateral Agent and the Required Lenders provided that:

(i) no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender’s Term Loan Commitment or Commitment Percentage shall be effective as to such Lender without such Lender’s written consent;

(ii) no such amendment, waiver or modification that would affect the rights and duties of Collateral Agent shall be effective without Collateral Agent’s written consent or signature;

(iii) no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Term Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Term Loan (B) postpone the date fixed for, or waive, any payment of principal of any Term Loan or of interest on any Term Loan (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) change the definition of the term “Required Lenders” or the percentage of Lenders which shall be required for the Lenders to take any action hereunder; (D) release all or substantially all of any material portion of the Collateral, authorize Borrower to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any Guarantor of all or any portion of the Obligations or its guaranty obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Loan Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 12.6 or the definitions of the terms used in this Section 12.6 insofar as the definitions affect the substance of this Section 12.6; (F) consent to the assignment, delegation or other transfer by Borrower of any of its rights and obligations under any Loan Document or release Borrower of its payment obligations under any Loan Document, except, in each case with

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; (G) amend any of the provisions of Section 9.4 or amend any of the definitions of Pro Rata Share, Term Loan Commitment, Commitment Percentage or that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder; (H) subordinate the Liens granted in favor of Collateral Agent securing the Obligations; or (I) amend any of the provisions of Section 12.10. It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G) and (H) of the preceding sentence;

(iv) the provisions of the foregoing clauses (i), (ii) and (iii) are subject to the provisions of any interlender or agency agreement among the Lenders and Collateral Agent pursuant to which any Lender may agree to give its consent in connection with any amendment, waiver or modification of the Loan Documents only in the event of the unanimous agreement of all Lenders.

(b) Other than as expressly provided for in Section 12.6(a)(i)-(iii), Collateral Agent may, if requested by the Required Lenders, from time to time designate covenants in this Agreement less restrictive by notification to a representative of Borrower.

(c) This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.8 Survival. All covenants, representations and warranties made in this Agreement continue in full force and effect until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. Without limiting the foregoing, except as otherwise provided in Section 4.1, the grant of security interest by Borrower in Section 4.1 shall survive until the termination of all Bank Services Agreements. The obligation of Borrower in Section 12.2 to indemnify each Lender and Collateral Agent, as well as the confidentiality provisions in Section 12.9 below, shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.9 Confidentiality. In handling any confidential information of Borrower, the Lenders and Collateral Agent shall exercise the same degree of care that it exercises for their own proprietary information, but disclosure of information may be made: (a) subject to the terms and conditions of this Agreement, to the Lenders’ and Collateral Agent’s Subsidiaries or Affiliates, or in connection with a Lender’s own financing or securitization transactions and upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; (b) to prospective transferees (other than those identified in (a) above) or purchasers of any interest in the Credit Extensions (provided, however, the Lenders and Collateral Agent shall, except upon the occurrence and during the continuance of an Event of Default, obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision or to similar confidentiality terms); (c) as required by law, regulation, subpoena, or other order; (d) to Lenders’ or Collateral Agent’s regulators or as otherwise required in connection with an examination or audit; (e) as Collateral Agent reasonably considers appropriate in exercising remedies under the Loan Documents; and (f) to third party service providers of the Lenders and/or Collateral Agent so long as such service providers have executed a confidentiality agreement with the Lenders and Collateral Agent with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Collateral Agent’s possession when disclosed to the Lenders and/or Collateral Agent, or becomes part of the public domain after disclosure to the Lenders and/or Collateral Agent; or (ii) is disclosed to the Lenders and/or Collateral Agent by a third party, if the Lenders and/or Collateral Agent does not know that the third party is prohibited from disclosing the information. Collateral Agent and the Lenders may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis. The provisions of the immediately

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 12.9 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 12.9.

12.10 Right of Set Off. Borrower hereby grants to Collateral Agent and to each Lender, a lien, security interest and right of set off as security for all Obligations to Collateral Agent and each Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Collateral Agent or the Lenders or any entity under the control of Collateral Agent or the Lenders (including a Collateral Agent affiliate) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Collateral Agent or the Lenders may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.11 Silicon Valley Bank as Agent. Collateral Agent hereby appoints Silicon Valley Bank (“SVB”) as its agent (and SVB hereby accepts such appointment) for the purpose of perfecting Collateral Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control, including without limitation, all deposit accounts maintained at SVB.

12.12 Cooperation of Borrower. If necessary, Borrower agrees to (i) execute any documents (including new Secured Promissory Notes) reasonably required to effectuate and acknowledge each assignment of a Term Loan Commitment or Loan to an assignee in accordance with Section 12.1, (ii) make Borrower’s management available to meet with Collateral Agent and prospective participants and assignees of Term Loan Commitments or Credit Extensions (which meetings shall be conducted no more often than twice every twelve months unless an Event of Default has occurred and is continuing) during normal business hours and upon reasonable prior written notice (unless an Event of Default has occurred and is continuing), and (iii) assist Collateral Agent or the Lenders in the preparation of information relating to the financial affairs of Borrower as any prospective participant or assignee of a Term Loan Commitment or Term Loan reasonably may request. Subject to the provisions of Section 12.9, Borrower authorizes each Lender to disclose to any prospective participant or assignee of a Term Loan Commitment, any and all information in such Lender’s possession concerning Borrower and its financial affairs which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement, or which has been delivered to such Lender by or on behalf of Borrower in connection with such Lender’s credit evaluation of Borrower prior to entering into this Agreement.

12.13 International Tax Structure. Collateral Agent and Lenders acknowledge that Borrower is contemplating the International Tax Structure. In the event that Collateral Agent and Lenders consent to the International Tax Structure, Collateral Agent and Lenders agree to use their good faith business judgment, determined from the perspective of a senior secured lender, to negotiate an amendment to incorporate such transaction into the Loan Documents.

13.	DEFINITIONS

13.1 Definitions. As used in this Agreement, the following terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

“Agreement” is defined in the preamble hereof.

“Amortization Date” is, November 1, 2017.

“Annual Projections” is defined in Section 6.2(a).

“Anti-Terrorism Laws” are any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Approved Fund” is any (i) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (ii) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (i) and that, with respect to each of the preceding clauses (i) and (ii), is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Approved Lender” is defined in Section 12.1.

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Bank” is defined in the preamble hereof.

“Basic Rate” is, with respect to a Term Loan, the per annum rate of interest (based on a year of three hundred sixty (360) days) equal to the greater of (i) seven and one-half percent (7.50%) and (ii) the sum of (a) the thirty (30) day U.S. LIBOR rate reported in the Wall Street Journal three (3) Business Days prior to the Funding Date of such Term Loan, plus (b) seven and thirty-one hundredths percent (7.31%); provided that the Basic Rate shall not be adjusted upward unless and until the thirty (30) day U.S. LIBOR rate reported in the Wall Street Journal exceed sixty-nine hundredths percent (0.69%).

“Blocked Person” is any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are Borrower’s or any of its Subsidiaries’ books and records including ledgers, federal, and state tax returns, records regarding Borrower’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

“Business Day” is any day that is not a Saturday, Sunday or a day on which Collateral Agent is closed.

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., and (c) certificates of deposit maturing no more than one (1) year after issue provided that the account in which any such certificate of deposit is maintained is subject to a Control Agreement in favor of Collateral Agent. For the avoidance of doubt, the direct purchase by Borrower or any of its Subsidiaries of any Auction Rate Securities, or purchasing participations in, or entering into any type of swap or other derivative transaction, or otherwise holding or engaging in any ownership interest in any type of Auction Rate Security by Borrower or any of its Subsidiaries shall be conclusively determined by the Lenders as an ineligible Cash Equivalent, and any such transaction shall expressly violate each other provision of this Agreement governing Permitted Investments. Notwithstanding the foregoing, Cash Equivalents does not include and Borrower, and each of its Subsidiaries, are prohibited from purchasing, purchasing participations in, entering into any type of swap or other equivalent derivative transaction, or otherwise holding or engaging in any ownership interest in any type of debt instrument, including, without limitation, any corporate or municipal bonds with a long-term nominal maturity for which the interest rate is reset through a dutch auction and more commonly referred to as an auction rate security (each, an “Auction Rate Security”).

“Claims” are defined in Section 12.2.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account, or any other bank account maintained by Borrower or any Loan Party at any time.

“Collateral Agent” is, Oxford, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of the Lenders.

“Commitment Percentage” is set forth in Schedule 1.1, as amended from time to time.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Communication” is defined in Section 10.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit C.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower or any of its Subsidiaries maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower or any of its Subsidiaries maintains a Securities Account or a Commodity Account, Borrower and such Subsidiary, and Collateral Agent pursuant to which Collateral Agent obtains control (within the meaning of the Code) for the benefit of the Lenders over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Term Loan or any other extension of credit by Collateral Agent or Lenders for Borrower’s benefit.

“Cyto Bermuda” is Cytokinetics (Bermuda) Ltd., an entity organized under the laws of Bermuda and a wholly-owned Subsidiary of Borrower.

“Default Rate” is defined in Section 2.3(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is Borrower’s deposit account disclosed in the Perfection Certificate dated as of the Effective Date and maintained with Bank.

“Disbursement Letter” is that certain form attached hereto as Exhibit B-1.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Effective Date” is defined in the preamble of this Agreement.

“Eligible Assignee” is (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) and which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which either (A) has a rating of BBB or higher from Standard & Poor’s Rating Group and a rating of Baa2 or higher from Moody’s Investors Service, Inc. at the date that it becomes a Lender or (B) has total assets in excess of Five Billion Dollars ($5,000,000,000.00), and in each case of clauses (i) through (iv), which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include, unless an Event of Default has occurred and is continuing, (i) Borrower or any of Borrower’s Affiliates or Subsidiaries or (ii) a direct competitor of Borrower or a vulture hedge fund, each as determined by Collateral Agent. Notwithstanding the foregoing, (x) in connection with assignments by a Lender due to a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Collateral Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Collateral Agent reasonably shall require.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Event” is the receipt by Borrower on or after the Effective Date of unrestricted net cash proceeds of not less than [*] from the issuance and sale by Borrower of its equity securities.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Event of Default” is defined in Section 8.

“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Maturity Date, or (b) the acceleration of any Term Loan, or (c) the prepayment of a Term Loan pursuant to Section 2.2(c) or (d), equal to the original principal amount of such Term Loan multiplied by the Final Payment Percentage, payable to Lenders in accordance with their respective Pro Rata Shares.

“Final Payment Percentage” is four percent (4.00%).

“Foreign Currency” means lawful money of a country other than the United States.

“Foreign Subsidiary” is a Subsidiary that is not an entity organized under the laws of the United States or any territory thereof.

“Funding Date” is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

“FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“General Intangibles” are all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” is any Person providing a Guaranty in favor of Collateral Agent.

“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.2.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Insolvent” means not Solvent.

“Intellectual Property” means all of Borrower’s or any Subsidiary’s right, title and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to Borrower;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“International Tax Structure” means the contemplated transfer of its ex-US intellectual property rights relating to clinical drug candidates pursuant to which Borrower intends to Transfer the Intellectual Property to Cyto Bermuda and/or its Subsidiaries would subsequently license rights to the Intellectual Property from Borrower and/or its Subsidiaries.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Person’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance, payment or capital contribution to any Person.

“Key Person” is each of Borrower’s (i) [*], who is [*] as of the Effective Date, (ii) [*], who is [*] as of the Effective Date and (iii) [*], who is [*] as of the Effective Date.

“Lender” is any one of the Lenders.

“Lenders” are the Persons identified on Schedule 1.1 hereto and each assignee that becomes a party to this Agreement pursuant to Section 12.1.

“Lenders’ Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses, as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Collateral Agent and/or the Lenders in connection with the Loan Documents.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Warrants, the Perfection Certificates, each Compliance Certificate, each Disbursement Letter, each Loan Payment/Advance Request Form and any Bank Services Agreement, [the Post Closing Letter,] any subordination agreements, any note, or notes or guaranties executed by Borrower or any other Person, and any other present or future agreement entered into by Borrower, any Guarantor or any other Person for the benefit of the Lenders and Collateral Agent in connection with this Agreement; all as amended, restated, or otherwise modified.

“Loan Party” is each of Borrower and any Subsidiary of Borrower that is a co borrower or Guarantor hereunder.

“Loan Payment/Advance Request Form” is that certain form attached hereto as Exhibit B-2.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Collateral Agent’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations or condition (financial or otherwise) of Borrower or Borrower and its Subsidiaries, taken as a whole; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Maturity Date” is October 1, 2020.

“Obligations” are all of Borrower’s obligations to pay when due any debts, principal, interest, Lenders’ Expenses, the Prepayment Fee, the Final Payment, and other amounts Borrower owes the Lenders now or later, in connection with, related to, following, or arising from, out of or under, this Agreement or, the other Loan Documents (other than the Warrants), or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Collateral Agent, and the performance of Borrower’s duties under the Loan Documents (other than the Warrants).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Date” is the first (1st) calendar day of each calendar month, commencing on November 1, 2015.

“Perfection Certificate” and “Perfection Certificates” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a) Borrower’s Indebtedness to the Lenders and Collateral Agent under this Agreement and the other Loan Documents;

(b) Indebtedness existing on the Effective Date and disclosed on the Perfection Certificate(s);

(c) Subordinated Debt;

(d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e) Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by Borrower or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed [*] at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made);

(f) any obligations owing Bank with respect to corporate credit cards or merchant services issued by Bank for the account of Borrower or any Subsidiary in an aggregate amount outstanding at any time not to exceed [*];

(g) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect Borrower or a Subsidiary against fluctuation in interest rates, currency exchange rates or commodity prices, in an aggregate amount not to exceed [*] at any time;

(h) Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended under (A) workers’ compensation, unemployment insurance and other social security laws and (B) bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and obligations of a like nature; in an aggregate amount for (A) and (B) not to exceed [*] at any time;

(i) Indebtedness constituting or consisting of Investments under clause (f) of the definition of “Permitted Investments;”

(j) Indebtedness with respect to [*], with Collateral Agent’s and Required Lenders’ prior written consent, provided that no Event of Default exists at the time of incurring such Indebtedness or would result after giving effect thereto;

(k) Other unsecured Indebtedness not to exceed [*] in the aggregate at any time; and

(l) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (k) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower, or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a) Investments disclosed on the Perfection Certificate(s) and existing on the Effective Date;

(b) (i) Investments consisting of cash and Cash Equivalents, and (ii) any other Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Collateral Agent;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(d) Investments consisting of deposit, securities and/or commodities accounts in which Collateral Agent has a perfected security interest (other than foreign accounts, to the extent not required under Section 6.6);

(e) Investments in connection with Transfers permitted by Section 7.1 and Investments permitted under Section 7.3;

(f) Investments (i) by Borrower in Subsidiaries that are not Loan Parties not to exceed [*] in the aggregate in any fiscal year; and (ii) by Borrower or any Subsidiary in or to any Loan Party;

(g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors; not to exceed [*] in the aggregate for (i) and (ii) in any fiscal year;

(h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of Borrower in any Subsidiary;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(j) Investments constituting interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect Borrower or a Subsidiary against fluctuation in interest rates, currency exchange rates or commodity prices, in an aggregate amount not to exceed [*] at any time;

(k) Investments in joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology and licensing that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States or Europe, the development of technology or the providing of technical support, provided that any cash investments by Borrower do not exceed [*] in the aggregate in any fiscal year;

(l) the formation or acquisition of Subsidiaries after the Effective Date, subject to compliance with Section 6.12 of this Agreement;

(m) Investments consisting of the conversion or settlement of any convertible securities of Borrower or any Subsidiary or otherwise in exchange therefor; and

(n) Other Investments not to exceed [*]

“Permitted Licenses” are (A) (i) licenses of over-the-counter software that is commercially available to the public, (ii) licenses granted pursuant to the Collaboration and Option Agreement between Amgen Inc. and Borrower dated as of December 29, 2006, as amended from time to time, and (iii) licenses granted pursuant to the Amended and Restated Licenses and Collaboration Agreement between Borrower and Astellas dated December 22, 2014, as amended from time to time, and (B) non-exclusive and exclusive licenses for the use of the Intellectual Property of Borrower or any of its Subsidiaries entered into in the ordinary course of business, provided, that, with respect to each such license described in clause (B), (i) no Event of Default has occurred or is continuing at the time of such license; (ii) the license constitutes an arms-length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property and do not restrict the ability of Borrower or any of its Subsidiaries, as applicable, to pledge, grant a security interest in or lien on, or assign or otherwise Transfer any Intellectual Property; (iii) in the case of any exclusive license, (x) Borrower delivers ten (10) days’ prior written notice and a brief summary of the terms of the proposed license to Collateral Agent and the Lenders and delivers to Collateral Agent and the Lenders copies of the final executed licensing documents in connection with the exclusive license promptly upon consummation thereof, and (y) any such license could not result in a legal transfer of title of the licensed property but may be exclusive in respects other than territory and may be exclusive as to territory only as to discrete geographical areas outside of the United States; and (iv) all upfront payments, royalties, milestone payments or other proceeds arising from the licensing agreement that are payable to Borrower or any of its Subsidiaries are paid to a Deposit Account that is governed by a Control Agreement.

“Permitted Liens” are:

(a) Liens existing on the Effective Date and disclosed on the Perfection Certificates or arising under this Agreement and the other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c) liens securing Indebtedness permitted under clause (e) of the definition of “Permitted Indebtedness,” provided that (i) such liens exist prior to the acquisition of, or attach substantially simultaneous with, or within twenty (20) days after the, acquisition, lease, repair, improvement or construction of, such property financed or leased by such Indebtedness and (ii) such liens do not extend to any property of Borrower other than the property (and proceeds thereof) acquired, leased or built, or the improvements or repairs, financed by such Indebtedness;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(d) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed [*], and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f) leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Collateral Agent or any Lender a security interest therein;

(g) banker’s liens, rights of setoff and Liens in favor of financial institutions incurred in the ordinary course of business arising in connection with Borrower’s deposit accounts or securities accounts held at such institutions solely to secure payment of fees and similar costs and expenses and provided such accounts are maintained in compliance with Section 6.6(b) hereof;

(h) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7;

(i) Liens consisting of Permitted Licenses;

(j) Liens incurred or deposits made in the ordinary course of Borrower’s or a Subsidiary’s business, securing liabilities to secure the performance of tenders, statutory obligations, surety, bid and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations;

(k) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar Liens affecting real property not interfering in any material respect with the ordinary course of the business of Borrower;

(l) Liens or deposits to secure the performance of leases incurred in the ordinary course of business and not representing an obligation for borrowed money and Liens to secure tenant improvements, provided the lessor thereof has executed a landlord consent in favor of, and in form and content reasonably acceptable to, Collateral Agent;

(m) Liens in favor of customs and revenue authorities arising as a matter of law, in the ordinary course of Borrower’s business, to secure payment of customs duties in connection with the importation of goods;

(n) Liens in connection with a royalty-based financing permitted under Permitted Indebtedness; and

(o) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (n), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase; except as permitted under clause (m) of Permitted Indebtedness.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

[“Post Closing Letter” is that certain Post Closing Letter dated as of the Effective Date by and between Collateral Agent and Borrower.]

“Prepayment Fee” is, with respect to any Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:

(i) for a prepayment made on or after the Funding Date of such Term Loan through and including the first anniversary of the Funding Date of such Term Loan, three percent (3.00%) of the principal amount of such Term Loan prepaid;

(ii) for a prepayment made after the date which is after the first anniversary of the Funding Date of such Term Loan through and including the second anniversary of the Funding Date of such Term Loan, two percent (2.00%) of the principal amount of the Term Loans prepaid; and

(iii) for a prepayment made after the second anniversary of the Funding Date of such Term Loan and prior to the Maturity Date, one percent (1.00%) of the principal amount of the Term Loans prepaid.

“Pro Rata Share” is, as of any date of determination, with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of Term Loans held by such Lender by the aggregate outstanding principal amount of all Term Loans.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Required Lenders” means (i) for so long as all of the Persons that are Lenders on the Effective Date (each an “Original Lender”) have not assigned or transferred any of their interests in their Term Loan, Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Term Loan, or (ii) at any time from and after any Original Lender has assigned or transferred any interest in its Term Loan, Lenders holding at least sixty six percent (66%) of the aggregate outstanding principal balance of the Term Loan and, in respect of this clause (ii), (A) each Original Lender that has not assigned or transferred any portion of its Term Loan, (B) each assignee or transferee of an Original Lender’s interest in the Term Loan, but only to the extent that such assignee or transferee is an Affiliate or Approved Fund of such Original Lender, and (C) any Person providing financing to any Person described in clauses (A) and (B) above; provided, however, that this clause (C) shall only apply upon the occurrence of a default, event of default or similar occurrence with respect to such financing.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the President, Chief Executive Officer, or Chief Financial Officer of Borrower acting alone.

“Second Draw Period” is the period commencing on the date of the occurrence of the Second Draw Period Milestones and ending on the earliest of (i) ninety (90) days from the date of Borrower’s achievement of the Second Draw Period Milestones; (ii) June 30, 2016; and (iii) the occurrence of an Event of Default; provided, however, that the Second Draw Period shall not commence if on the date of the occurrence of the Second Draw Period Milestones an Event of Default has occurred and is continuing.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

“Second Draw Period Milestones” is the achievement of each of the following: (i) [*] Phase 3 clinical trial of tirasemtiv in patients with ALS (VITALITY-ALS), (ii) [*] Phase 2 clinical trial of CK2127107 (CY 5021); and (iii) [*] data from the Phase 2 clinical trial of omecamtiv mecarbil (COSMIC-HF) [*]; each, in form and content reasonably acceptable to Collateral Agent and the Lenders.

“Secured Promissory Note” is defined in Section 2.4.

“Secured Promissory Note Record” is a record maintained by each Lender with respect to the outstanding Obligations owed by Borrower to Lender and credits made thereto.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Shares” is one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower or Borrower’s Subsidiary, in any Subsidiary; provided that, (x) in the event Borrower demonstrates to Collateral Agent’s reasonable satisfaction, that a pledge of more than sixty five percent (65%) of the Shares of such Subsidiary which is a Foreign Subsidiary, creates a present and existing adverse tax consequence to Borrower under the U.S. Internal Revenue Code, and (y) solely with respect to Cyto Bermuda, “Shares” shall mean sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower or its Subsidiary in such Foreign Subsidiary.

“Solvent” is, with respect to any Person: the fair salable value of such Person’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of such Person’s liabilities; such Person is not left with unreasonably small capital after the transactions in this Agreement; and such Person is able to pay its debts (including trade debts) as they mature.

“Subordinated Debt” is indebtedness incurred by Borrower or any of its Subsidiaries subordinated to all Indebtedness of Borrower and/or its Subsidiaries to the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Collateral Agent and the Lenders entered into between Collateral Agent, Borrower, and/or any of its Subsidiaries, and the other creditor), on terms acceptable to Collateral Agent and the Lenders.

“Subsidiary” is, with respect to any Person, any Person of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries.

“Term A Loan” is defined in Section 2.2(a)(i) hereof.

“Term B Loan” is defined in Section 2.2(a)(ii) hereof.

“Term C Loan” is defined in Section 2.2(a)(iii) hereof.

“Term Loan” is defined in Section 2.2(a)(iii) hereof.

“Term Loan Commitment” is, for any Lender, the obligation of such Lender to make a Term Loan, up to the principal amount shown on Schedule 1.1. “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

“Third Draw Period” is the period after the Term B Loan has been made, commencing on the date Borrower has achieved the Third Draw Period Milestones and ending on the earliest of (i) ninety (90) days from the date of Borrower’s achievement of the Third Draw Period Milestones; (ii) March 31, 2017; and (iii) the occurrence of an Event of Default; provided, however, that the Third Draw Period shall not commence if on the date of the occurrence of the Third Draw Period Milestones an Event of Default has occurred and is continuing.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

“Third Draw Period Milestones” is the earlier of (i) the occurrence of the Equity Event, or (ii) [*] data from VITALITY-ALS Phase 3 trial [*], in form and content reasonably acceptable to Collateral Agent and the Lenders.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1.

“Warrants” are those certain Warrants to Purchase Stock dated as of the Effective Date, or any date thereafter, issued by Borrower in favor of each Lender or such Lender’s Affiliates.

[Balance of Page Intentionally Left Blank]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

CYTOKINETICS, INCORPORATED

By	/s/ Sharon A. Barbari
Name:	Sharon A. Barbari
Title:	EVP FINANCE and CFO

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By	/s/ Mark Davis
Name:	Mark Davis
Title:	Vice President-Finance, Secretary & Treasurer

LENDER:

SILICON VALLEY BANK

By	/s/ Jackie Spencer
Name:	Jackie Spencer
Title:	Director

[Signature Page to Loan and Security Agreement]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

SCHEDULE 1.1

Lenders and Commitments

Term A Loans

Lender	Term Loan Commitment			Commitment Percentage
OXFORD FINANCE LLC	$	[*	]	[*	]%
SILICON VALLEY BANK	$	[*	]	[*	]%

TOTAL		$15,000,000.00		100.00%

Term B Loans

Lender	Term Loan Commitment			Commitment Percentage
OXFORD FINANCE LLC	$	[*	]	[*	]%
SILICON VALLEY BANK	$	[*	]	[*	]%

TOTAL		$15,000,000.00		100.00%

Term C Loans

Lender	Term Loan Commitment			Commitment Percentage
OXFORD FINANCE LLC	$	[*	]	[*	]%
SILICON VALLEY BANK	$	[*	]	[*	]%

TOTAL		$10,000,000.00		100.00%

Aggregate (all Term Loans)

Lender	Term Loan Commitment			Commitment Percentage
OXFORD FINANCE LLC	$	[*	]	[*	]%
SILICON VALLEY BANK	$	[*	]	[*	]%

TOTAL		$40,000,000.00		100.00%

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

EXHIBIT A

Description of Collateral

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as noted below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (i) any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Collateral Agent’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property; (ii) more than 65% of the total combined voting power of all classes of stock entitled to vote the shares of capital stock (the “Shares”) of any Foreign Subsidiary, if Borrower demonstrates to Collateral Agent’s reasonable satisfaction that a pledge of more than sixty five percent (65%) of the Shares of such Subsidiary creates a present and existing adverse tax consequence to Borrower under the U.S. Internal Revenue Code; and (iii) any license, contract or interest of Borrower as a lessee under an Equipment lease, in each case if the granting of a Lien in such license, contract or interest is prohibited by or would constitute a default under the agreement governing such license, contract or interest (but (A) only to the extent such prohibition is enforceable under applicable law and (B) other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-408 or 9-409 (or any other Section) of Division 9 of the Code); provided that upon the termination, lapsing or expiration of any such prohibition, such license, contract or interest, as applicable, shall automatically be subject to the security interest granted in favor of Collateral Agent hereunder and become part of the “Collateral.”

Pursuant to the terms of a certain negative pledge arrangement with Collateral Agent and the Lenders, Borrower has agreed not to encumber any of its Intellectual Property.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

EXHIBIT B-1

Form of Disbursement Letter

[see attached]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

DISBURSEMENT LETTER

October 19, 2015

The undersigned, being the duly elected and acting                      of CYTOKINETICS, INCORPORATED, a Delaware corporation with offices located at 280 East Grand Avenue, South San Francisco, CA 94080 (“Borrower”), does hereby certify to OXFORD FINANCE LLC (“Oxford” and “Lender”), as collateral agent (the “Collateral Agent”) in connection with that certain Loan and Security Agreement dated as of October 19, 2015, by and among Borrower, Collateral Agent and the Lenders from time to time party thereto (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1. The representations and warranties made by Borrower in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof.

2. No event or condition has occurred that would constitute an Event of Default under the Loan Agreement or any other Loan Document.

3. Borrower is in compliance with the covenants and requirements contained in Sections 4, 6 and 7 of the Loan Agreement.

4. All conditions referred to in Section 3 of the Loan Agreement to the making of the Loan to be made on or about the date hereof have been satisfied or waived by Collateral Agent.

5. No Material Adverse Change has occurred.

6. The undersigned is a Responsible Officer.

[Balance of Page Intentionally Left Blank]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

7. The proceeds of the Term A Loan shall be disbursed as follows:

Disbursement from Oxford:
Loan Amount	$	[*	]
Plus:
—Deposit Received	$	[*	]

Less:
—Interim Interest	($		)
—Lender’s Legal Fees	($		)*

Net Proceeds due from Oxford:	$

Disbursement from SVB:
Loan Amount	$	[*	]
Plus:
—Deposit Received	$

Less:
—Interim Interest	($		)

Net Proceeds due from SVB:	$

TOTAL TERM A LOAN NET PROCEEDS FROM LENDERS	$

8. The Term A Loan shall amortize in accordance with the Amortization Table attached hereto.

9. The aggregate net proceeds of the Term Loans shall be transferred to the Designated Deposit Account as follows:

Account Name:	CYTOKINETICS, INCORPORATED

Bank Name:	SILICON VALLEY BANK

Bank Address:	3003 Tasman Drive Santa Clara, California 95054

Account Number:	[*]

ABA Number:	[*]

[Balance of Page Intentionally Left Blank]

*	Legal fees and costs are through the Effective Date. Post-closing legal fees and costs, payable after the Effective Date, to be invoiced and paid post-closing.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

Dated as of the date first set forth above.

BORROWER:

CYTOKINETICS, INCORPORATED

By
Name:
Title:

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By
Name:
Title:

LENDER:
SILICON VALLEY BANK

By
Name:
Title:

[Balance of Page Intentionally Left Blank]

[Signature Page to Disbursement Letter]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

FORM OF AMORTIZATION TABLE

Oxford Finance & SVB

Amortization Table

Cytokinetics AA01

Start Date:	Disclaimer:
Interest Rate:	THIS IS A STANDARD AMORTIZATION SCHEDULE. IT IS NOT INTENDED TO BE USED FOR PAYOFF PURPOSES.
Term:
Payment:
Final Payment:
Amount:
Interim Interest Days:
Interim Interest:

PMT No.	Payment Date	Beginning Balance	Monthly Payment	Interest	Principal	Ending Balance

Totals

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

EXHIBIT B-2

Loan Payment/Advance Request Form

DEADLINE FOR SAME DAY PROCESSING IS NOON PACIFIC TIME*

Fax To:	Date:

LOAN PAYMENT:

CYTOKINETICS, INCORPORATED

From Account #		To Account #
	(Deposit Account #)		(Loan Account #)

Principal $		and/or Interest $

Authorized Signature:		Phone Number:
Print Name/Title:

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #		To Account #
	(Loan Account #)		(Deposit Account #)

Amount of Advance $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number:
Print Name/Title:

OUTGOING WIRE REQUEST:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Deadline for same day processing is noon, Pacific Time

Beneficiary Name:	Amount of Wire: $
Beneficiary Bank:	Account Number:
City and State:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)
Intermediary Bank:	Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):
Print Name/Title:	Print Name/Title:
Telephone #:	Telephone #:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

EXHIBIT C

Compliance Certificate

TO:	OXFORD FINANCE LLC, as Collateral Agent and Lender SILICON VALLEY BANK, as Lender

FROM:	CYTOKINETICS, INCORPORATED

The undersigned authorized officer (“Officer”) of CYTOKINETICS, INCORPORATED (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),

(a) Borrower is in complete compliance for the period ending                     with all required covenants except as noted below;

(b) There are no Events of Default, except as noted below;

(c) Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(d) Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports, Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;

(e) No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

Reporting Covenant		Requirement	Actual	Complies

1)	Financial statements	Quarterly within 45 days		Yes	No	N/A

2)	Annual (CPA Audited) statements	Within 95 days after FYE		Yes	No	N/A

3)	Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (within 60 days of FYE), and when revised		Yes	No	N/A

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

4)	A/R & A/P agings	If applicable		Yes	No	N/A

5)	8-K, 10-K and 10-Q Filings	Upon filing and if otherwise applicable, within 5 days of filing

6)	Compliance Certificate	Quarterly within 45 days		Yes	No	N/A

7)	Cash Certificate	Monthly within 30 days		Yes	No	N/A

8)	IP Report	When required		Yes	No	N/A

9)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$	Yes	No	N/A

10)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period		$	Yes	No	N/A

Deposit and Securities Accounts

(Please list all accounts; attach separate sheet if additional space needed)

Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)		Yes	No	Yes	No
2)		Yes	No	Yes	No
3)		Yes	No	Yes	No
4)		Yes	No	Yes	No

Financial Covenants [None]

Other Matters

1)	Have there been any changes in management since the last Compliance Certificate?	Yes	No

2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No

3)	Have there been any new or pending claims or causes of action against Borrower that involve more than Two Hundred Fifty Thousand Dollars ($250,000.00)?	Yes	No

4)	Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes	No

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

CYTOKINETICS, INCORPORATED

By
Name:
Title:

Date:

LENDER USE ONLY

Received by:	Date:

Verified by:	Date:

Compliance Status:	Yes	No

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

ANNEX I

Monthly Cash Certificate

Monthly Cash Certificate:	Date:

TO:	OXFORD FINANCE LLC, as Collateral Agent and Lender SILICON VALLEY BANK, as Lender

FROM:	CYTOKINETICS, INCORPORATED

For month ending:		, 20

Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period	$

Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period	$

Consolidated Monthly Cash Burn for the measurement period	$

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

EXHIBIT D

Form of Secured Promissory Note

[see attached]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

SECURED PROMISSORY NOTE

(Term A Loan)

$	Dated: October 19, 2015

FOR VALUE RECEIVED, the undersigned, CYTOKINETICS, INCORPORATED, a Delaware corporation with offices located at 280 East Grand Avenue, South San Francisco, CA 94080 (“Borrower”) HEREBY PROMISES TO PAY to the order of [OXFORD FINANCE LLC][SILICON VALLEY BANK] (“Lender”) the principal amount of [        ] MILLION DOLLARS ($        ) or such lesser amount as shall equal the outstanding principal balance of the Term A Loan made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of such Term A Loan, at the rates and in accordance with the terms of the Loan and Security Agreement dated October 19, 2015 by and among Borrower, Lender, Oxford Finance LLC, as Collateral Agent, and the other Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Principal, interest and all other amounts due with respect to the Term A Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Secured Promissory Note (this “Note”). The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of a secured Term A Loan by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.2 (c) and Section 2.2(d) of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Term A Loan, interest on the Term A Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of California.

The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

[Balance of Page Intentionally Left Blank]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

CYTOKINETICS, INCORPORATED

By
Name:
Title:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL

Date	Principal Amount	Interest Rate	Scheduled Payment Amount	Notation By

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

CORPORATE BORROWING CERTIFICATE

BORROWER: LENDERS:	CYTOKINETICS, INCORPORATED OXFORD FINANCE LLC, as Collateral Agent and Lender SILICON VALLEY BANK, as Lender	DATE:	October 19, 2015

I hereby certify as follows, as of the date set forth above:

1. I am the Secretary, Assistant Secretary or other officer of Borrower. My title is as set forth below.

2. Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3. Attached hereto as Exhibit A and Exhibit B, respectively, are true, correct and complete copies of (i) Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above; and (ii) Borrower’s Bylaws. Neither such Certificate of Incorporation nor such Bylaws have been amended, annulled, rescinded, revoked or supplemented, and such Certificate of Incorporation and such Bylaws remain in full force and effect as of the date hereof.

4. The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and the Lenders may rely on them until each Lender receives written notice of revocation from Borrower.

[Balance of Page Intentionally Left Blank]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories

☐

☐

☐

☐

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from the Lenders.

Execute Loan Documents. Execute any loan documents any Lender requires.

Grant Security. Grant Collateral Agent a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Issue Warrants. Issue warrants for Borrower’s capital stock.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effectuate such resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

[Balance of Page Intentionally Left Blank]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

5. The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:

Name:

Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the                                        of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

                    [print title]

By:

Name:

Title:

[Signature Page to Corporate Borrowing Certificate]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

EXHIBIT A

Certificate of Incorporation (including amendments)

[see attached]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

CYTOKINETICS, INCORPORATED

Cytokinetics, Incorporated, a corporation organized and existing under the laws of the State Of Delaware, hereby certifies as follows:

A. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on August 5, 1997.

B. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), this Amended and Restated Certificate of Incorporation restates and amends the provisions of the Amended and Restated Certificate of Incorporation of the corporation.

C. This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors and the stockholders of the corporation in accordance with Sections 242 and 245 of the DGCL.

D. The Certificate of Incorporation of the corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

The name of the corporation is Cytokinetics, Incorporated.

ARTICLE II

The address of the corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle 19808. The name of its registered agent at such address is CorpAmerica, Inc.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

The corporation shall have authority to issue shares as follows:

170,000,000 shares of Common Stock, par value $0.001 per share. Each share of Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote at a meeting of stockholders.

10,000,000 shares of Preferred Stock, par value $0.001 per share, which may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

The number of directors that constitutes the entire Board of Directors of the corporation shall be determined in the manner set forth in the Bylaws of the corporation. At each annual meeting of stockholders, directors of the corporation shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the DGCL.

The directors of the corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the first regularly-scheduled annual meeting of the stockholders following the effective date of this corporation’s initial public offering (the “Effective Date”), the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the Effective Date and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Effective Date. At each annual meeting of stockholders, commencing with the first regularly-scheduled annual meeting of stockholders following the Effective Date, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified.

Notwithstanding the foregoing provisions of this Article, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Any director may be removed from office by the stockholders of the corporation only for cause. Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the Class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation is expressly authorized to adopt, amend or repeal the Bylaws of the corporation.

ARTICLE VII

The election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE VIII

No action shall be taken by the stockholders of the corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent. The affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the then outstanding voting securities of the corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Article V, Article VI or Article VIII of this Certificate of Incorporation or Sections 2.1 (Place of Meetings), 2.2 (Annual Meeting), 2.3 (Special Meeting), 2.4 (Advance Notice Procedures; Notice of Stockholders’ Meetings), 2.9 (Voting), or 3.2 (Number of Directors) of the corporation’s Bylaws.

ARTICLE IX

The corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding. The corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board.

The corporation shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this corporation’s Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any cause of action, suit or claim accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

Except as provided in Article IX above, the corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, Cytokinetics, Incorporated has caused this Amended and Restated Certificate of Incorporation to be signed by the President and Chief Executive Officer of the corporation on this 4th day of June 2008.

By:	/s/ Robert I. Blum
Robert I. Blum
President and Chief Executive Officer

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CYTOKINETICS, INCORPORATED

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

DELAWARE GENERAL CORPORATION LAW

CYTOKINETICS, INCORPORATED, a Delaware corporation (the “Corporation”), in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the “DGCL”) does hereby certify that, in accordance with Sections 141(c) and 151 of the DGCL, the following resolution was duly adopted by the Board of Directors of the Corporation as of April 14, 2011:

RESOLVED, that the Board of Directors of the Corporation pursuant to authority expressly vesting in it by the provisions of the Certificate of Incorporation of the Corporation, hereby authorizes the issuance of a series of Preferred Stock designated as the Series A Convertible Preferred Stock, par value $0.001 per share, of the Corporation and hereby fixes the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Certificate of Incorporation of the Corporation which are applicable to the Preferred Stock of all classes and series) as follows:

SERIES A CONVERTIBLE PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act . With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

“Alternate Consideration” shall have the meaning set forth in Section 7(b).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(c).

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 6(d)(iii).

“Closing Sale Price” means, for any security as of any date, the last closing trade price for such security prior to 4:00 p.m., New York City time, on the principal securities exchange or trading market where such security is listed or traded, as reported by Bloomberg, L.P. (or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by Holders of a majority of the then-outstanding Series A Preferred Stock and the Corporation), or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, L.P., or, if no last trade price is reported for such security by Bloomberg, L.P., the average of the bid prices

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of any market makers for such security as reported on the OTC Pink Market by OTC Markets Group, Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as determined in good faith by the Board of Directors of the Corporation.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall mean $1.50, as adjusted pursuant to paragraph 7 hereof.

“Conversion Ratio” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock in accordance with the terms hereof.

“Daily Failure Amount” means the product of (x) .005 multiplied by (y) the Closing Sale Price of the Common Stock on the applicable Share Delivery Date.

“DGCL” shall mean the Delaware General Corporation Law.

“Distributions” shall have the meaning set forth in Section 5(a).

“DWAC Delivery” shall have the meaning set forth in Section 6(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” shall have the meaning set forth in Section 7(b).

“Holder” means any holder of Series A Preferred Stock.

“Issuance Date” means the date of the “Closing” as defined in that certain Securities Purchase Agreement, dated April 18, 2011, by and among the Corporation and the “Investors” named therein (the “Securities Purchase Agreement”).

“Investors” shall have the meaning given to such term in the Securities Purchase Agreement.

“Junior Securities” shall have the meaning set forth in Section 5(a).

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Parity Securities” shall have the meaning set forth in Section 5(a).

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Securities” shall have the meaning set forth in Section 5(a).

“Series A Preferred Stock Register” shall have the meaning set forth in Section 2(b).

“Share Delivery Date” shall have the meaning set forth in Section 6(d).

“Stated Value” shall mean $1,500.00.

“Trading Day” means a day on which the Common Sock is traded for any period on the principal securities exchange or if the Common Stock is not traded on a principal securities exchange, on a day that the Common Stock is traded on another securities market on which the Common Stock is then being traded.

Section 2. Designation, Amount and Par Value; Assignment.

a) The series of preferred stock designated by this Certificate shall be designated as the Corporation’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and the number of shares so designated shall be 8,070 (which shall not be subject to increase without the written consent of the Holders of a majority of the issued and outstanding Series A Preferred Stock). Each share of Series A Preferred Stock shall have a par value of $0.001 per share.

b) The Corporation shall register shares of the Series A Preferred Stock, upon records to be maintained by the Corporation for that purpose (the “Series A Preferred Stock Register”), in the name of the Holders thereof from time to time. The Corporation may deem and treat the registered Holder of shares of Series A Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. The Corporation shall register the transfer of any shares of Series A Preferred Stock in the Series A Preferred Stock Register, upon surrender of the certificates evidencing such shares to be transferred, duly endorsed by the Holder thereof, to the Corporation at its address specified herein. Upon any such registration or transfer, a new certificate evidencing the shares of Series A Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder, in each case, within three Business Days. The provisions of this Certificate are intended to be for the benefit of all Holders from time to time and shall be enforceable by any such Holder.

Section 3. Dividends. Holders shall not be entitled to receive any dividends in respect of the Series A Preferred Stock, unless and until specifically declared by the Board of Directors of the Corporation to be payable to the Holders of the Series A Preferred Stock.

Section 4. Voting Rights. Except as otherwise provided herein or as otherwise required by the DGCL, the Series A Preferred Stock shall have no voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate, (b) increase the number of authorized shares of Series A Preferred Stock, or (c) enter into any agreement with respect to any of the foregoing.

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 5. Rank; Liquidation.

a) The Series A Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series A Preferred Stock (“Junior Securities”); (iii) on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock (“Parity Securities”); and (iv) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to any Series A Preferred Stock (“Senior Securities”), in each case, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily (all such distributions being referred to collectively as “Distributions”).

b) Subject to the prior and superior rights of the holders of any Senior Securities of the Corporation, upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of shares of Series A Preferred Stock shall be entitled to receive, in preference to any distributions of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount equal to $0.001 per share of Series A Preferred Stock, plus an additional amount equal to any dividends declared but unpaid on such shares, before any payments shall be made or any assets distributed to holders of any class of Common Stock or Junior Securities. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to pay the holders of shares of the Series A Preferred Stock the amount required under the preceding sentence, then all remaining assets of the Corporation shall be distributed ratably to holders of the shares of the Series A Preferred Stock and Parity Securities.

Section 6. Conversion.

a) Conversions at Option of Holder. Each share of Series A Preferred Stock shall be convertible, at any time and from time to time from and after the Issuance Date, at the option of the Holder thereof, into a number of shares of Common Stock equal to the Conversion Ratio. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”), duly completed and executed. Other than a conversion following a Fundamental Transaction or following a notice provided for under Section 7(d)(ii) hereof, the Notice of Conversion must specify at least a number of shares of Series A Preferred Stock to be converted equal to the lesser of (x) 100 shares (such number subject to appropriate adjustment following the occurrence of an event specified in Section 7(a) hereof) and (y) the number of shares of Series A Preferred Stock then held by the Holder. Provided the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, the Notice of Conversion may specify, at the Holder’s election, whether the applicable Conversion Shares shall be credited to the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission system (a “DWAC Delivery”). The “Conversion Date”, or the date on which a conversion shall be deemed effective, shall be defined as the Trading Day that the Notice of Conversion, completed and executed, is sent by facsimile to, and received during regular business hours by, the Corporation; provided that the original certificate(s) representing such shares of Series A Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation within two (2) Trading Days thereafter. In all other cases, the Conversion Date shall be defined as the Trading Day on which the original shares of Series A Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation. The calculations set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.

b) Conversion Ratio. The “Conversion Ratio” for each share of Series A Preferred Stock shall be equal to the Stated Value divided by the Conversion Price.

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

c) Beneficial Ownership Limitation. Notwithstanding anything herein to the contrary, the Corporation shall not effect any conversion of the Series A Preferred Stock, and a Holder shall not have the right to convert any portion of the Series A Preferred Stock, to the extent that, after giving effect to an attempted conversion set forth on an applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the Commission, including any “group” of which the Holder is a member) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock subject to the Notice of Conversion with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series A Preferred Stock beneficially owned by such Holder or any of its Affiliates, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Holder or any of its Affiliates that are subject to a limitation on conversion or exercise similar to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission. For purposes of this Section 6(c), it is understood that the number of shares of Common Stock beneficially owned by each Investor shall be aggregated with each other Investor for purposes of Section 13(d) of the Exchange Act. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Corporation’s most recent periodic or annual filing with the Commission, as the case may be, (B) a more recent public announcement by the Corporation that is filed with the Commission or (C) a more recent notice by the Corporation or the Corporation’s transfer agent to the Holder setting forth the number of shares of Common Stock then outstanding. Upon the written request of a Holder (which may be by email), the Corporation shall, within three (3) Trading Days thereof, confirm in writing to such Holder (which may be via email) the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Corporation, including shares of Series A Preferred Stock, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Holder. The “Beneficial Ownership Limitation” shall be 9.98% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to such Notice of Conversion (to the extent permitted pursuant to this Section 6(c)). The Corporation shall be entitled to rely on representations made to it by the Holder in any Notice of Conversion regarding its Beneficial Ownership Limitation.

d) Mechanics of Conversion

i. Delivery of Certificate or Electronic Issuance Upon Conversion. Not later than three Trading Days after the applicable Conversion Date, or if the Holder requests the issuance of physical certificate(s), two Trading Days after receipt by the Corporation of the original certificate(s) representing such shares of Series A Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion (the “Share Delivery Date”), the Corporation shall (a) deliver, or cause to be delivered, to the converting Holder a physical certificate or certificates representing the number of Conversion Shares being acquired upon the conversion of shares of Series A Preferred Stock or (b) in the case of a DWAC Delivery, electronically transfer such Conversion Shares by crediting the account of the Holder’s prime broker with DTC through its

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

DWAC system. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by or, in the case of a DWAC Delivery, such shares are not electronically delivered to or as directed by, the applicable Holder by the Share Delivery Date, the applicable Holder shall be entitled to elect to rescind such Conversion Notice by written notice to the Corporation at any time on or before its receipt of such certificate or certificates for Conversion Shares or electronic receipt of such shares, as applicable, in which event the Corporation shall promptly return to such Holder any original Series A Preferred Stock certificate delivered to the Corporation and such Holder shall promptly return to the Corporation any Common Stock certificates or otherwise direct the return of any shares of Common Stock delivered to the Holder through the DWAC system, representing the shares of Series A Preferred Stock unsuccessfully tendered for conversion to the Corporation.

ii. Obligation Absolute. Subject to Section 6(c) hereof and subject to Holder’s right to rescind a Conversion Notice pursuant to Section 6(d)(i) above, the Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Series A Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares. Subject to Section 6(c) hereof and subject to Holder’s right to rescind a Conversion Notice pursuant to Section 6(d)(i) above, in the event a Holder shall elect to convert any or all of its Series A Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Series A Preferred Stock of such Holder shall have been sought and obtained by the Corporation, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the value of the Conversion Shares into which would be converted the Series A Preferred Stock which is subject to such injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall, subject to Section 6(c) hereof and subject to Holder’s right to rescind a Conversion Notice pursuant to Section 6(d)(i) above, issue Conversion Shares upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such certificate or certificates, or electronically deliver (or cause its transfer agent to electronically deliver) such shares in the case of a DWAC Delivery, pursuant to Section 6(d)(i) on or prior to the fifth (5th) Trading Day after the Share Delivery Date applicable to such conversion (other than a failure caused by incorrect or incomplete information provided by Holder to the Corporation), then, unless the Holder has rescinded the applicable Conversion Notice pursuant to Section 6(d)(i) above, the Corporation shall pay (as liquidated damages and not as a penalty) to such Holder an amount payable, at the Corporation’s option, either (a) in cash or (b) in shares of Common Stock that are valued for these purposes at the Closing Sale Price on the date of such calculation, in each case equal to the product of (x) the number of Conversion Shares required to have been issued by the Corporation on such Share Delivery Date, (y) an amount equal to the Daily Failure Amount and (z) the number of Trading Days actually lapsed after such fifth (5th) Trading Day after the Share Delivery Date during which such certificates have not been delivered, or, in the case of a DWAC Delivery, such shares have not been electronically delivered; provided, however, the Holder shall only receive up to such amount of shares of Common Stock such that Holder and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) shall not collectively beneficially own greater than 9.98% of the total number of shares of Common Stock of the Corporation then issued and outstanding. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief; provided that Holder shall not receive duplicate damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

iii. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If the Corporation fails to deliver to a Holder the applicable certificate or certificates or to effect a DWAC Delivery, as applicable, by the Share Delivery Date pursuant to Section 6(d)(i) (other than a failure caused by incorrect or incomplete information provided by Holder to the Corporation), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount by which (x) such Holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Series A Preferred Stock equal to the number of shares of Series A Preferred Stock submitted for conversion or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(d)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series A Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice, within three (3) Trading Days after the occurrence of a Buy-In, indicating the amounts payable to such Holder in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series A Preferred Stock as required pursuant to the terms hereof; provided, however, that the Holder shall not be entitled to both (i) require the reissuance of the shares of Series A Preferred Stock submitted for conversion for which such conversion was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(d)(i).

iv. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series A Preferred Stock, free from

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series A Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 7) upon the conversion of all outstanding shares of Series A Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

v. Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Series A Preferred Stock. As to any fraction of a share which a Holder would otherwise be entitled to receive upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

vi. Transfer Taxes. The issuance of certificates for shares of the Common Stock upon conversion of the Series A Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the registered Holder(s) of such shares of Series A Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

e) Status as Stockholder. Upon each Conversion Date, (i) the shares of Series A Preferred Stock being converted shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a holder of such converted shares of Series A Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. In all cases, the holder shall retain all of its rights and remedies for the Corporation’s failure to convert Series A Preferred Stock.

Section 7. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Series A Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of this Series A Preferred Stock) with respect to the then outstanding shares of Common Stock; (B) subdivides outstanding shares of Common Stock into a larger number of shares; or (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event (excluding any treasury shares of the Corporation). Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

b) Fundamental Transaction. If, at any time while this Series A Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person (other than a merger in which the Corporation is the surviving or continuing entity and its Common Stock is not exchanged for or converted into other securities, cash or property), (B) the Corporation effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which all of the Common Stock is exchanged for or converted into other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant (other than as a result of a dividend, subdivision or combination covered by Section 7(a) above) to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Series A Preferred Stock the Holders shall have the right to receive, in lieu of the right to receive Conversion Shares, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such subsequent conversion, the determination of the Conversion Ratio shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall adjust the Conversion Ratio in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holders shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series A Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The terms of any agreement to which the Corporation is a party and pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(b) and insuring that this Series A Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. The Corporation shall cause to be delivered to each Holder, at its last address as it shall appear upon the stock books of the Corporation, written notice of any Fundamental Transaction at least 20 calendar days prior to the date on which such Fundamental Transaction is expected to become effective or close.

c) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

d) Notice to the Holders.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Other Notices. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series A Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

Section 8. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 280 East Grand Avenue, South San Francisco, California 94080, facsimile number (650) 624-3010, or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) [Reserved.]

c) Lost or Mutilated Series A Preferred Stock Certificate. If a Holder’s Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, reasonably satisfactory to the Corporation and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

d) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the Holders thereof) upon the written consent of the Holders of not less than a majority of the shares of Series A Preferred Stock then outstanding, unless a higher percentage is required by the DGCL, in which case the written consent of the holders of not less than such higher percentage shall be required.

e) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

f) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

g) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

h) Status of Converted Series A Preferred Stock. If any shares of Series A Preferred Stock shall be converted or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series A Preferred Stock.

********************

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this 18th day of April 2011.

/s/ Sharon A. Barbari
Name:	Sharon A. Barbari
Title:	Exec. Vice President, Finance & CFO

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES A

PREFERRED STOCK)

The undersigned Holder hereby irrevocably elects to convert the number of shares of Series A Convertible Preferred Stock indicated below, represented by stock certificate No(s).             (the “Preferred Stock Certificates”), into shares of common stock, par value $0.001 per share (the “Common Stock”), of Cytokinetics, Incorporated, a Delaware corporation (the “Corporation”), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) filed by the Corporation on April     , 2011.

As of the date hereof, the number of shares of Common Stock beneficially owned by the undersigned Holder (together with such Holder’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the Commission, including any “group” of which the Holder is a member), including the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock subject to this Notice of Conversion, but excluding the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series A Preferred Stock beneficially owned by such Holder or any of its Affiliates, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Holder or any of its Affiliates that are subject to a limitation on conversion or exercise similar to the limitation contained in Section 6(c) of the Certificate of Designation, is             . For purposes hereof, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Series A Preferred Stock owned prior to Conversion:

Number of shares of Series A Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Address for delivery of physical certificates:

or

for DWAC Delivery:

DWAC Instructions:

Broker no:

Account no:

[HOLDER]

By:
Name:
Title:
Date:

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

CYTOKINETICS, INCORPORATED

CYTOKINETICS, INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

1. The original name of the Corporation is CYTOKINETICS, INCORPORATED.

2. The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware was August 5, 1997.

3. The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending the Amended and Restated Certificate of Incorporation of the Corporation to increase the number of authorized shares of Common Stock to 245,000,000. Specifically, the first sentence of Article IV is hereby amended by deleting “170,000,000 shares of Common Stock” and replacing the same with “245,000,000 shares of Common Stock”.

4. This Certificate of Amendment was duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this 28 day of July, 2011.

CYTOKINETICS, INCORPORATED

By:	/s/ Robert I. Blum
ROBERT I. BLUM
President and Chief Executive Officer

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CYTOKINETICS, INCORPORATED

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES B CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

DELAWARE GENERAL CORPORATION LAW

CYTOKINETICS, INCORPORATED, a Delaware corporation (the “Corporation”), in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the “DGCL”) does hereby certify that, in accordance with Sections 141(c) and 151 of the DGCL, the following resolution was duly adopted by the Board of Directors of the Corporation as of June 18, 2012:

RESOLVED, that the Board of Directors of the Corporation pursuant to authority expressly vesting in it by the provisions of the Certificate of Incorporation of the Corporation, hereby authorizes the issuance of a series of Preferred Stock designated as the Series B Convertible Preferred Stock, par value $0.001 per share, of the Corporation and hereby fixes the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Certificate of Incorporation of the Corporation which are applicable to the Preferred Stock of all classes and series) as follows:

SERIES B CONVERTIBLE PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

“Alternate Consideration” shall have the meaning set forth in Section 7(b).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(c).

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 6(d)(iii).

“Closing Sale Price” means, for any security as of any date, the last closing trade price for such security prior to 4:00 p.m., New York City time, on the principal securities exchange or trading market where such security is listed or traded, as reported by Bloomberg, L.P. (or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by Holders of a majority of the then-outstanding Series B Preferred Stock and the Corporation), or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, L.P., or, if no last trade price is reported for such security by Bloomberg, L.P., the average of the bid prices

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of any market makers for such security as reported on the OTC Pink Market by OTC Markets Group, Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as determined in good faith by the Board of Directors of the Corporation.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall mean $0.76, as adjusted pursuant to paragraph 7 hereof.

“Conversion Ratio” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock in accordance with the terms hereof.

“Daily Failure Amount” means the product of (x) .005 multiplied by (y) the Closing Sale Price of the Common Stock on the applicable Share Delivery Date.

“DGCL” shall mean the Delaware General Corporation Law.

“Distributions” shall have the meaning set forth in Section 5(a).

“DWAC Delivery” shall have the meaning set forth in Section 6(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” shall have the meaning set forth in Section 7(b).

“Holder” means any holder of Series B Preferred Stock.

“Issuance Date” means the date of the “Closing” as defined in that certain Underwriting Agreement related to the Series B Preferred Stock, dated June 20, 2012, by and among the Corporation and Cowen and Company, LLC as representative of the several underwriters named therein.

“Junior Securities” shall have the meaning set forth in Section 5(a).

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Parity Securities” shall have the meaning set forth in Section 5(a).

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Securities” shall have the meaning set forth in Section 5(a).

“Series B Preferred Stock Register” shall have the meaning set forth in Section 2(b).

“Share Delivery Date” shall have the meaning set forth in Section 6(d).

“Stated Value” shall mean $760.00.

“Trading Day” means a day on which the Common Sock is traded for any period on the principal securities exchange or if the Common Stock is not traded on a principal securities exchange, on a day that the Common Stock is traded on another securities market on which the Common Stock is then being traded.

Section 2. Designation, Amount and Par Value; Assignment.

a) The series of preferred stock designated by this Certificate shall be designated as the Corporation’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and the number of shares so designated shall be 23,026 (which shall not be subject to increase without the written consent of the Holders of a majority of the issued and outstanding Series B Preferred Stock). Each share of Series B Preferred Stock shall have a par value of $0.001 per share.

b) The Corporation shall register shares of the Series B Preferred Stock, upon records to be maintained by the Corporation for that purpose (the “Series B Preferred Stock Register”), in the name of the Holders thereof from time to time. The Corporation may deem and treat the registered Holder of shares of Series B Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. The Corporation shall register the transfer of any shares of Series B Preferred Stock in the Series B Preferred Stock Register, upon surrender of the certificates evidencing such shares to be transferred, duly endorsed by the Holder thereof, to the Corporation at its address specified herein. Upon any such registration or transfer, a new certificate evidencing the shares of Series B Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder, in each case, within three Business Days. The provisions of this Certificate are intended to be for the benefit of all Holders from time to time and shall be enforceable by any such Holder.

Section 3. Dividends. Holders shall not be entitled to receive any dividends in respect of the Series B Preferred Stock, unless and until specifically declared by the Board of Directors of the Corporation to be payable to the Holders of the Series B Preferred Stock.

Section 4. Voting Rights. Except as otherwise provided herein or as otherwise required by the DGCL, the Series B Preferred Stock shall have no voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend this Certificate, (b) increase the number of authorized shares of Series B Preferred Stock, or (c) enter into any agreement with respect to any of the foregoing.

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 5. Rank; Liquidation.

a) The Series B Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series B Preferred Stock (“Junior Securities”); (iii) on parity with Series A Convertible Preferred Stock, par value $0.001 per share, and any other class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series B Preferred Stock (“Parity Securities”); and (iv) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to any Series B Preferred Stock (“Senior Securities”), in each case, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily (all such distributions being referred to collectively as “Distributions”).

b) Subject to the prior and superior rights of the holders of any Senior Securities of the Corporation, upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of shares of Series B Preferred Stock shall be entitled to receive, in preference to any distributions of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount equal to $0.001 per share of Series B Preferred Stock, plus an additional amount equal to any dividends declared but unpaid on such shares, before any payments shall be made or any assets distributed to holders of any class of Common Stock or Junior Securities. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to pay the holders of shares of the Series B Preferred Stock the amount required under the preceding sentence, then all remaining assets of the Corporation shall be distributed ratably to holders of the shares of the Series B Preferred Stock and Parity Securities.

Section 6. Conversion.

f) Conversions at Option of Holder. Each share of Series B Preferred Stock shall be convertible, at any time and from time to time from and after the Issuance Date, at the option of the Holder thereof, into a number of shares of Common Stock equal to the Conversion Ratio. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”), duly completed and executed. Other than a conversion following a Fundamental Transaction or following a notice provided for under Section 7(d)(ii) hereof, the Notice of Conversion must specify at least a number of shares of Series B Preferred Stock to be converted equal to the lesser of (x) 100 shares (such number subject to appropriate adjustment following the occurrence of an event specified in Section 7(a) hereof) and (y) the number of shares of Series B Preferred Stock then held by the Holder. Provided the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, the Notice of Conversion may specify, at the Holder’s election, whether the applicable Conversion Shares shall be credited to the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission system (a “DWAC Delivery”). The “Conversion Date”, or the date on which a conversion shall be deemed effective, shall be defined as the Trading Day that the Notice of Conversion, completed and executed, is sent by facsimile to, and received during regular business hours by, the Corporation; provided that the original certificate(s) representing such shares of Series B Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation within two (2) Trading Days thereafter. In all other cases, the Conversion Date shall be defined as the Trading Day on which the original shares of Series B Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation. The calculations set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

g) Conversion Ratio. The “Conversion Ratio” for each share of Series B Preferred Stock shall be equal to the Stated Value divided by the Conversion Price.

h) Beneficial Ownership Limitation. Notwithstanding anything herein to the contrary, the Corporation shall not effect any conversion of the Series B Preferred Stock, and a Holder shall not have the right to convert any portion of the Series B Preferred Stock, to the extent that, after giving effect to an attempted conversion set forth on an applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the Commission, including any “group” of which the Holder is a member) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock subject to the Notice of Conversion with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series B Preferred Stock beneficially owned by such Holder or any of its Affiliates, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Holder or any of its Affiliates that are subject to a limitation on conversion or exercise similar to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission. For purposes of this Section 6(c), it is understood that the number of shares of Common Stock beneficially owned by each Investor shall be aggregated with each other Investor for purposes of Section 13(d) of the Exchange Act. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Corporation’s most recent periodic or annual filing with the Commission, as the case may be, (B) a more recent public announcement by the Corporation that is filed with the Commission or (C) a more recent notice by the Corporation or the Corporation’s transfer agent to the Holder setting forth the number of shares of Common Stock then outstanding. Upon the written request of a Holder (which may be by email), the Corporation shall, within three (3) Trading Days thereof, confirm in writing to such Holder (which may be via email) the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Corporation, including shares of Series B Preferred Stock, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Holder. The “Beneficial Ownership Limitation” shall be 9.98% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to such Notice of Conversion (to the extent permitted pursuant to this Section 6(c)). The Corporation shall be entitled to rely on representations made to it by the Holder in any Notice of Conversion regarding its Beneficial Ownership Limitation.

i) Mechanics of Conversion

vii. Delivery of Certificate or Electronic Issuance Upon Conversion. Not later than three Trading Days after the applicable Conversion Date, or if the Holder requests the issuance of

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

physical certificate(s), two Trading Days after receipt by the Corporation of the original certificate(s) representing such shares of Series B Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion (the “Share Delivery Date”), the Corporation shall (a) deliver, or cause to be delivered, to the converting Holder a physical certificate or certificates representing the number of Conversion Shares being acquired upon the conversion of shares of Series B Preferred Stock or (b) in the case of a DWAC Delivery, electronically transfer such Conversion Shares by crediting the account of the Holder’s prime broker with DTC through its DWAC system. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by or, in the case of a DWAC Delivery, such shares are not electronically delivered to or as directed by, the applicable Holder by the Share Delivery Date, the applicable Holder shall be entitled to elect to rescind such Conversion Notice by written notice to the Corporation at any time on or before its receipt of such certificate or certificates for Conversion Shares or electronic receipt of such shares, as applicable, in which event the Corporation shall promptly return to such Holder any original Series B Preferred Stock certificate delivered to the Corporation and such Holder shall promptly return to the Corporation any Common Stock certificates or otherwise direct the return of any shares of Common Stock delivered to the Holder through the DWAC system, representing the shares of Series B Preferred Stock unsuccessfully tendered for conversion to the Corporation.

viii. Obligation Absolute. Subject to Section 6(c) hereof and subject to Holder’s right to rescind a Conversion Notice pursuant to Section 6(d)(i) above, the Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Series B Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares. Subject to Section 6(c) hereof and subject to Holder’s right to rescind a Conversion Notice pursuant to Section 6(d)(i) above, in the event a Holder shall elect to convert any or all of its Series B Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Series B Preferred Stock of such Holder shall have been sought and obtained by the Corporation, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the value of the Conversion Shares into which would be converted the Series B Preferred Stock which is subject to such injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall, subject to Section 6(c) hereof and subject to Holder’s right to rescind a Conversion Notice pursuant to Section 6(d)(i) above, issue Conversion Shares upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such certificate or certificates, or electronically deliver (or cause its transfer agent to electronically deliver) such shares in the case of a DWAC Delivery, pursuant to Section 6(d)(i) on or prior to the fifth (5th) Trading Day after the Share Delivery Date applicable to such conversion (other than a failure caused by incorrect or incomplete information provided by Holder to the Corporation), then, unless the Holder has rescinded the applicable Conversion Notice pursuant to Section 6(d)(i) above, the Corporation shall pay (as liquidated damages and not as a penalty) to such Holder an amount

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

payable, at the Corporation’s option, either (a) in cash or (b) in shares of Common Stock that are valued for these purposes at the Closing Sale Price on the date of such calculation, in each case equal to the product of (x) the number of Conversion Shares required to have been issued by the Corporation on such Share Delivery Date, (y) an amount equal to the Daily Failure Amount and (z) the number of Trading Days actually lapsed after such fifth (5th) Trading Day after the Share Delivery Date during which such certificates have not been delivered, or, in the case of a DWAC Delivery, such shares have not been electronically delivered; provided, however, the Holder shall only receive up to such amount of shares of Common Stock such that Holder and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) shall not collectively beneficially own greater than 9.98% of the total number of shares of Common Stock of the Corporation then issued and outstanding. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief; provided that Holder shall not receive duplicate damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

ix. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If the Corporation fails to deliver to a Holder the applicable certificate or certificates or to effect a DWAC Delivery, as applicable, by the Share Delivery Date pursuant to Section 6(d)(i) (other than a failure caused by incorrect or incomplete information provided by Holder to the Corporation), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount by which (x) such Holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Series B Preferred Stock equal to the number of shares of Series B Preferred Stock submitted for conversion or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(d)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series B Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice, within three (3) Trading Days after the occurrence of a Buy-In, indicating the amounts payable to such Holder in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder’s right to pursue any other

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series B Preferred Stock as required pursuant to the terms hereof; provided, however, that the Holder shall not be entitled to both (i) require the reissuance of the shares of Series B Preferred Stock submitted for conversion for which such conversion was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(d)(i).

x. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series B Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series B Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 7) upon the conversion of all outstanding shares of Series B Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

xi. Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Series B Preferred Stock. As to any fraction of a share which a Holder would otherwise be entitled to receive upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

xii. Transfer Taxes. The issuance of certificates for shares of the Common Stock upon conversion of the Series B Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the registered Holder(s) of such shares of Series B Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

j) Status as Stockholder. Upon each Conversion Date, (i) the shares of Series B Preferred Stock being converted shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a holder of such converted shares of Series B Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. In all cases, the holder shall retain all of its rights and remedies for the Corporation’s failure to convert Series B Preferred Stock.

Section 7. Certain Adjustments.

e) Stock Dividends and Stock Splits. If the Corporation, at any time while this Series B Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of this Series B Preferred Stock) with respect to

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the then outstanding shares of Common Stock; (B) subdivides outstanding shares of Common Stock into a larger number of shares; or (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event (excluding any treasury shares of the Corporation). Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

f) Fundamental Transaction. If, at any time while this Series B Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person (other than a merger in which the Corporation is the surviving or continuing entity and its Common Stock is not exchanged for or converted into other securities, cash or property), (B) the Corporation effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which all of the Common Stock is exchanged for or converted into other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant (other than as a result of a dividend, subdivision or combination covered by Section 7(a) above) to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Series B Preferred Stock the Holders shall have the right to receive, in lieu of the right to receive Conversion Shares, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such subsequent conversion, the determination of the Conversion Ratio shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall adjust the Conversion Ratio in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holders shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series B Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The terms of any agreement to which the Corporation is a party and pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(b) and insuring that this Series B Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. The Corporation shall cause to be delivered to each Holder, at its last address as it shall appear upon the stock books of the Corporation, written notice of any Fundamental Transaction at least 20 calendar days prior to the date on which such Fundamental Transaction is expected to become effective or close.

g) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

h) Notice to the Holders.

iii. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

iv. Other Notices. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series B Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

Section 8. Miscellaneous.

i) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 280 East Grand Avenue, South San Francisco, California 94080, facsimile number (650) 624-3010, or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

j) [Reserved.]

k) Lost or Mutilated Series B Preferred Stock Certificate. If a Holder’s Series B Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series B Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, reasonably satisfactory to the Corporation and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

l) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series B Preferred Stock granted hereunder may be waived as to all shares of Series B Preferred Stock (and the Holders thereof) upon the written consent of the Holders of not less than a majority of the shares of Series B Preferred Stock then outstanding, unless a higher percentage is required by the DGCL, in which case the written consent of the holders of not less than such higher percentage shall be required.

m) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

n) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

o) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

p) Status of Converted Series B Preferred Stock. If any shares of Series B Preferred Stock shall be converted or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B Preferred Stock.

********************

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this 21st day of June 2012.

/s/ Robert I. Blum
Name:	Robert I. Blum
Title:	Chief Executive Officer

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES B PREFERRED STOCK)

The undersigned Holder hereby irrevocably elects to convert the number of shares of Series B Convertible Preferred Stock indicated below, represented by stock certificate No(s).          (the “Preferred Stock Certificates”), into shares of common stock, par value $0.001 per share (the “Common Stock”), of Cytokinetics, Incorporated, a Delaware corporation (the “Corporation”), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation”) filed by the Corporation on June 21, 2012.

As of the date hereof, the number of shares of Common Stock beneficially owned by the undersigned Holder (together with such Holder’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the Commission, including any “group” of which the Holder is a member), including the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock subject to this Notice of Conversion, but excluding the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series B Preferred Stock beneficially owned by such Holder or any of its Affiliates, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Holder or any of its Affiliates that are subject to a limitation on conversion or exercise similar to the limitation contained in Section 6(c) of the Certificate of Designation, is                     . For purposes hereof, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Series B Preferred Stock owned prior to Conversion:

Number of shares of Series B Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Address for delivery of physical certificates:

or

for DWAC Delivery:

DWAC Instructions:

Broker no:

Account no:

[HOLDER]

By:
Name:
Title:
Date:

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CYTOKINETICS, INCORPORATED

CYTOKINETICS, INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is CYTOKINETICS, INCORPORATED.

SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is August 5, 1997.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend Article IV of the Corporation’s Amended and Restated Certificate of Incorporation to read in its entirety as follows:

“The corporation shall have authority to issue shares as follows:

81,500,000 shares of Common Stock, par value $0.001 per share. Each share of Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote at a meeting of stockholders.

10,000,000 shares of Preferred Stock, par value $0.001 per share, which may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each six (6) shares of Common Stock, par value $0.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.001 per share; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Common Stock as reported on the Nasdaq Capital Market on the last business day before the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.”

FOURTH: This Certificate of Amendment was duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this 24th day of June, 2013.

CYTOKINETICS, INCORPORATED

By:	/s/ Robert I. Blum

Robert I. Blum, President & Chief Executive Officer

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B

Bylaws

[see attached]

[    ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDED AND RESTATED BYLAWS OF

CYTOKINETICS, INCORPORATED

(as amended on January 21, 2004 effective as of the

closing of the corporation’s initial public offering)

i

Table of Contents

(continued)

ii

Table of Contents

(continued)

		Page

9.5	Non-Exclusivity of Rights	13

9.6	Insurance	13

9.7	Other Indemnification	13

9.8	Amendment or Repeal	13

ARTICLE 10	AMENDMENTS	13

iii

AMENDED AND RESTATED BYLAWS OF

CYTOKINETICS, INCORPORATED

ARTICLE 1

CORPORATE OFFICES

1.1 Registered Office. The registered office of Cytokinetics, Incorporated shall be fixed in the corporation’s certificate of incorporation, as the same may be amended from time to time.

1.2 Other Offices. The corporation’s Board of directors (the “Board”) may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

2.1 Place of Meetings. Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office.

2.2 Annual Meeting. The annual meeting of stockholders shall be held each year. The Board shall designate the date and time of the annual meeting. In the absence of such designation the annual meeting of stockholders shall be held on the second Tuesday of May of each year at 10:00 a.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding business day. At the annual meeting, directors shall be elected and any other proper business may be transacted.

2.3 Special Meeting. A special meeting of the stockholders may be called at any time by the Board, chairperson of the Board, chief executive officer or president (in the absence of a chief executive officer), but such special meetings may not be called by any other person or persons.

No business may be transacted at such special meeting other than the business specified in such notice to stockholders. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

2.4 Advance Notice Procedures; Notice of Stockholders’ Meetings.

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (B) otherwise properly brought before the meeting by or at the direction of the board of directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days before the one year anniversary of the date on which the corporation first mailed its proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date of the prior year’s meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting and ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. A

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stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the corporation that are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business, and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (i). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (i), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(b) Only persons who are nominated in accordance with the procedures set forth in this paragraph (ii) shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (ii). Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation in accordance with the provisions of paragraph (i) of this Section 2.4. Such stockholder’s notice shall set forth (a) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (b) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (i) of this Section 2.4. At the request of the board of directors, any person nominated by a stockholder for election as a director shall furnish to the secretary of the corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (ii). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

These provisions shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the board of directors, but in connection therewith no new business shall be acted upon at any such meeting unless stated, filed and received as herein provided. Notwithstanding anything in these bylaws to the contrary, no business brought before a meeting by a stockholder shall be conducted at an annual meeting except in accordance with procedures set forth in this Section 2.4.

All notices of meetings of stockholders shall be sent or otherwise given in accordance with either Section 2.5 or Section 8.1 of these bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

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2.5 Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of stockholders shall be given:

(a) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the corporation’s records; or

(b) if electronically transmitted as provided in Section 8.1 of these bylaws.

An affidavit of the secretary or an assistant secretary of the corporation or of the transfer agent or any other agent of the corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.7 Adjourned Meeting; Notice. When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place if any thereof, and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8 Conduct of Business. The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

2.9 Voting. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

2.10 Stockholder Action by Written Consent Without a Meeting. Subject to the rights of the holders of the shares of any series of Preferred Stock or any other class of stock or series thereof having a preference over the Common Stock as dividend or upon liquidation, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

2.11 Record Date for Stockholder Notice; Voting; Giving Consents. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action.

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If the Board does not so fix a record date:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.12 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

2.13 List of Stockholders Entitled To Vote. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the corporation’s principal executive office. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

2.14 Inspectors of Election. A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the person.

Before any meeting of stockholders, the board of directors shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

Such inspectors shall:

(a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b) receive votes, ballots or consents;

(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) count and tabulate all votes or consents;

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(e) determine when the polls shall close;

(f) determine the result; and

(g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE 3

DIRECTORS

3.1 Powers. Subject to the provisions of the DGCL and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

3.2 Number of Directors. The authorized number of directors shall be determined from time to time by resolution of the Board, provided the Board shall consist of at least one member. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 Election, Qualification and Term of Office of Directors. Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.

If so provided in the certificate of incorporation, the directors of the corporation shall be divided into three classes.

3.4 Resignation and Vacancies. Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Unless otherwise provided in the certificate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If the directors are divided into classes, a person so elected by the directors then in office to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

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If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

3.5 Place of Meetings; Meetings by Telephone. The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6 Regular Meetings. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.7 Special Meetings; Notice. Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the chief executive officer, the president, the secretary or a majority of the authorized number of directors.

Notice of the time and place of special meetings shall be:

(a) delivered personally by hand, by courier or by telephone;

(b) sent by United States first-class mail, postage prepaid;

(c) sent by facsimile; or

(d) sent by electronic mail,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation’s principal executive office) nor the purpose of the meeting.

3.8 Quorum. At all meetings of the Board, a majority of the authorized number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

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3.9 Board Action by Written Consent Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10 Fees and Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors.

3.11 Approval of Loans to Officers. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the Board, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the corporation.

3.12 Removal of Directors. Any director may be removed from office by the stockholders of the corporation only for cause.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE 4

COMMITTEES

4.1 Committees of Directors. The Board may, by resolution passed by a majority of the authorized number of directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the corporation,

4.2 Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3 Meetings and Action of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(a) Section 3.5 (place of meetings and meetings by telephone);

(b) Section 3.6 (regular meetings);

(c) Section 3.7 (special meetings and notice);

(d) Section 3.8 (quorum);

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(e) Section 7.12 (waiver of notice); and

(f) Section 3.9 (action without a meeting)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(g) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(h) special meetings of committees may also be called by resolution of the Board; and

(i) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE 5

OFFICERS

5.1 Officers. The officers of the corporation shall be a president and a secretary. The corporation may also have, at the discretion of the Board, a chairperson of the Board, a vice chairperson of the Board, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

5.2 Appointment of Officers. The Board shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 and 5.5 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.

5.3 Subordinate Officers. The Board may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

5.4 Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5 Vacancies in Offices. Any vacancy occurring in any office of the corporation shall be filled by the Board or as provided in Section 5.2.

5.6 Representation of Shares of Other Corporations. The chairperson of the Board, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the Board or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

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5.7 Authority and Duties of Officers. All officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board or the stockholders and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

ARTICLE 6

RECORDS AND REPORTS

6.1 Maintenance and Inspection of Records. The corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal executive office.

6.2 Inspection by Directors. Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

ARTICLE 7

GENERAL MATTERS

7.1 Execution of Corporate Contracts and Instruments. The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

7.2 Stock Certificates; Partly Paid Shares. The shares of the corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.

Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairperson or vice-chairperson of the Board, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the

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certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

7.3 Special Designation on Certificates. If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.4 Lost Certificates. Except as provided in this Section 7.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.5 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

7.6 Dividends. The Board, subject to any restrictions contained in either (i) the DGCL, or (ii) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

The Board may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

7.7 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board and may be changed by the Board.

7.8 Seal. The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.9 Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

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7.10 Stock Transfer Agreements. The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.11 Registered Stockholders. The corporation:

(a) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

(b) shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

(c) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

7.12 Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

ARTICLE 8

NOTICE BY ELECTRONIC TRANSMISSION

8.1 Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these bylaws, any notice to stockholders given by the corporation under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if:

(a) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent; and

(b) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(c) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(d) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

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(e) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(f) if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

8.2 Definition of Electronic Transmission. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

8.3 Inapplicability. Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

ARTICLE 9

INDEMNIFICATION

9.1 Indemnification of Directors and Officers. The corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “PROCEEDING”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding. The corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board.

9.2 Indemnification of Others. The corporation shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

9.3 Prepayment of Expenses. The corporation shall pay the expenses incurred by any officer or director of the corporation, and may pay the expenses incurred by any employee or agent of the corporation, in defending any Proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a person in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article IX or otherwise.

9.4 Determination; Claim. If a claim for indemnification or payment of expenses under this Article IX is not paid in full within sixty days after a written claim therefor has been received by the corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

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9.5 Non-Exclusivity of Rights. The rights conferred on any person by this Article IX shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

9.6 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

9.7 Other Indemnification. The corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

9.8 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.”

ARTICLE 10

AMENDMENTS

These bylaws may be adopted, amended or repealed by the stockholders entitled to vote. However, the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

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DEBTOR:	CYTOKINETICS, INCORPORATED
SECURED PARTY:	OXFORD FINANCE LLC,
as Collateral Agent

EXHIBIT A TO UCC FINANCING STATEMENT

Description of Collateral

The Collateral consists of all of Debtor’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as noted below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (i) any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Collateral Agent’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property; (ii) more than 65% of the total combined voting power of all classes of stock entitled to vote the shares of capital stock (the “Shares”) of any Foreign Subsidiary, if Borrower demonstrates to Collateral Agent’s reasonable satisfaction that a pledge of more than sixty five percent (65%) of the Shares of such Subsidiary creates a present and existing adverse tax consequence to Borrower under the U.S. Internal Revenue Code; and (iii) any license, contract or interest of Borrower as a lessee under an Equipment lease, in each case if the granting of a Lien in such license, contract or interest is prohibited by or would constitute a default under the agreement governing such license, contract or interest (but (A) only to the extent such prohibition is enforceable under applicable law and (B) other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-408 or 9-409 (or any other Section) of Division 9 of the Code); provided that upon the termination, lapsing or expiration of any such prohibition, such license, contract or interest, as applicable, shall automatically be subject to the security interest granted in favor of Collateral Agent hereunder and become part of the “Collateral.”

Pursuant to the terms of a certain negative pledge arrangement with Collateral Agent and the Lenders, Borrower has agreed not to encumber any of its Intellectual Property.

Capitalized terms used but not defined herein have the meanings ascribed in the Uniform Commercial Code in effect in the State of California as in effect from time to time (the “Code”) or, if not defined in the Code, then in the Loan and Security Agreement by and between Debtor, Secured Party and the other Lenders party thereto (as modified, amended and/or restated from time to time).

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